                                                                   EXHIBIT 10.18

                                                                  Execution Copy

                             PHYSIOME SCIENCES, INC.

                           CONVERTIBLE PREFERRED STOCK

                                AGREEMENT OF SALE

                            DATED AS OF JULY 1, 2003

                                TABLE OF CONTENTS

                                                                                Page No.
                                                                                --------
1. Authorization; Sale of Shares...............................................     1

   1.1      Authorization......................................................     1
   1.2      Sale of Securities.................................................     1
   1.3      Agreement of Purchase..............................................     2
   1.4      Options and Warrants of The Company................................     2

2. The Closing.................................................................     3

3. Representations of the Company..............................................     3

   3.1      Organization and Standing..........................................     3
   3.2      Subsidiaries, Etc..................................................     4
   3.3      Capitalization.....................................................     5
   3.4      Issuance of Securities.............................................
   3.5      Authority for Agreement; No Conflict...............................     5
   3.6      Governmental Consents..............................................     6
   3.7      Litigation.........................................................     6
   3.8      Financial Statements...............................................     7
   3.9      Absence of Undisclosed Liabilities.................................     7
   3.10     Absence of Changes.................................................     7
   3.11     Taxes..............................................................     7
   3.12     Property and Assets................................................     8
   3.13     Intellectual Property..............................................     8
   3.14     Insurance..........................................................    10
   3.15     Material Contracts and Obligations.................................    10
   3.16     Compliance.........................................................    11
   3.17     Employees..........................................................    11
   3.18     ERISA..............................................................    13
   3.19     Books and Records..................................................    13
   3.20     Permits............................................................    13
   3.21     Environmental Matters..............................................    13
   3.22     Disclosures........................................................    14

4. Representations of the Purchasers...........................................    15

   4.1      Investment.........................................................    15
   4.2      Authority..........................................................    15
   4.3      Experience.........................................................    15

5. Transfer of Shares..........................................................    15

   5.1      Restricted Shares..................................................    15
   5.2      Requirements for Transfer..........................................    15
   5.3      Legend.............................................................    16

6. Company Conduct Prior to Closing and Conditions to Closing; Termination.....    16

                                          TABLE OF CONTENTS

                                                                                Page No.
                                                                                --------

   6.1      Company Conduct Prior to Closing...................................    16
   6.2      Conditions to Closing..............................................    17
   6.3      Termination........................................................    17

7. Miscellaneous...............................................................    18

   7.1      Successors and Assigns.............................................    18
   7.2      Survival of Representations and Warranties.........................    18
   7.3      Brokers............................................................    18
   7.4      Severability.......................................................    18
   7.5      Specific Performance...............................................    18
   7.6      Governing Law; Jurisdiction........................................    18
   7.7      Notices............................................................    19
   7.8      Complete Agreement.................................................    19
   7.9      Amendments and Waivers.............................................    19
   7.10     Required Disclosures...............................................    20
   7.11     Pronouns...........................................................    20
   7.12     Counterparts; Facsimile Signatures.................................    20
   7.13     Section Headings and References....................................    20

                                    EXHIBITS

Exhibit A - List of Purchasers and Securities Purchased

Exhibit B - Financing Signature Page

Exhibit C - Amended and Restated Certificate of Incorporation of Physiome Sciences, Inc.

Exhibit D - Stockholders Agreement

Exhibit E - Transaction Warrant

Exhibit F - Funding Warrant

Exhibit G - Exceptions to Representations

                             PHYSIOME SCIENCES, INC.

                  CONVERTIBLE PREFERRED STOCK AGREEMENT OF SALE

      This Agreement, dated as of July 1, 2003, is entered into by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel ("Predix Ltd."), Predix Pharmaceuticals, Inc., a Delaware company and a wholly owned subsidiary of Predix Ltd. ("Predix Inc." and together with Predix Ltd., "Predix") and the individuals and entities listed on Exhibit A hereto who become parties to this Agreement by executing and delivering a financing signature page in the form of Exhibit B hereto (the "Purchasers"), or such other form as may be acceptable to the Company (the "Financing Signature Page"). In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Authorization; Sale of Shares.

            1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized for the sale and issuance of such securities pursuant to the terms of this Agreement, of 2,500,000 shares of a newly authorized Series B Convertible Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit C (the "Certificate of Incorporation"), 1,100,000 shares of a newly authorized Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), having the rights, privileges, preferences and, restrictions set forth in the Certificate of Incorporation, 40,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), having the rights, privileges, preferences and restrictions set forth in the Certificate of Incorporation, and 4,400,000 shares of a newly authorized Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), having the rights, privileges, preferences and restrictions set forth in the Certificate of Incorporation. The Company has, or before the Closing will have, adopted and, will, simultaneous with the Closing, file the Certificate of Incorporation with the Secretary of State of the State of Delaware. Such Series B Preferred Stock and Series A Preferred Stock is separate and distinct from the Company's authorized Series B Convertible Preferred Stock issued and outstanding immediately prior to Closing (the "Prior Series B Preferred Stock") and the Company's authorized Series A Convertible Preferred Stock issued and outstanding immediately prior to Closing (the "Prior Series A Preferred Stock"), which classes of Prior Series B Preferred Stock and Prior Series A Preferred Stock shall not survive the Closing.

            1.2 Sale of Securities. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and issue to each of the Purchasers, and each of the Purchasers will purchase, the number of shares of Series B Preferred Stock, the number of shares of Series A Preferred Stock, the number of shares of Common Stock, the number of Transaction Warrants, as hereinafter defined, and the number of Funding Warrants, as hereinafter defined, set forth opposite such Purchaser's name on Exhibit A for the aggregate purchase consideration set forth opposite each Purchaser's name on Exhibit A (all such consideration having an aggregate fair market value of $US7,710,000), which consideration shall be payable in Preferred Shares of Predix Ltd. and/or Ordinary Shares of Predix Ltd. transferred to the Company pursuant to the

Purchase Agreement, as defined below (the "Purchase Price"). The shares of Series B Preferred Stock, Series A Preferred Stock and the shares of Common Stock sold under this Agreement are referred to herein as the "Shares" and, together with the Transaction Warrants and the Funding Warrants, are referred to herein as the "Securities.

            1.3 Agreement of Purchase. The parties hereto each acknowledge and agree that: (i) the Closing shall occur simultaneous with and shall be conditioned upon the closing of the transactions contemplated by that certain Physiome Sciences, Inc. Agreement to Purchase All of the Capital Stock of Predix Pharmaceuticals, Ltd., of even date herewith (the "Purchase Agreement"); and
(ii) that the Purchase Price herein shall be offset in full against the Purchase Price (as defined in the Purchase Agreement) to be paid by the Company in accordance with the Purchase Agreement.

            1.4 Options and Warrants of The Company. At the Closing, all outstanding options and warrants to purchase shares of the Company's Capital Stock shall remain outstanding or shall be canceled and reissued, as reflected on the post Closing capitalization table attached hereto as Exhibit G, and in each such case shall be adjusted as and if necessary to reflect the revised capital structure of the Company as set forth in the Certificate of Incorporation.

      2. The Closing. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the sale and purchase of the Securities under this Agreement shall take place at the offices of Hale and Dorr LLP, 650 College Road East, 4 Floor, Princeton, New Jersey 08540 (or remotely via the exchange of documents and signatures) on the date that is three (3) business days after the satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby (the "Closing Date"). At the Closing the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all such documents delivered:

                  (a) the Company and the Purchasers shall execute and deliver (by means of the Financing Signature Page) the Stockholders Agreement in the form attached hereto as Exhibit D (the "Stockholders Agreement");

                  (b) the Company shall deliver to the Purchasers certificates, as of the most recent practicable dates, (i) as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware and
(ii) as to the due qualification of the Company as a foreign corporation issued by the Secretary of State of New Jersey;

                  (c) the Company shall deliver to the Purchasers the Certificate of Incorporation of the Company as amended and in effect as of the Closing Date certified by the Secretary of State of the State of Delaware, which Certificate of Incorporation shall be in the form attached hereto as Exhibit C;

                  (d) the Company shall deliver to the Purchasers a Certificate of the Secretary of the Company attesting as to (i) the By-laws of the Company;
(ii) the signatures and titles of the officers of the Company executing this Agreement or any of the other agreements to be executed and delivered by the Company at the Closing; and (iii) resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

                  (e) the Company shall deliver to each of the Purchasers a certificate for the number of Securities set forth opposite such Purchaser's name on Exhibit A, registered in the name of such Purchaser;

                  (f) the Company shall deliver to each of the Purchasers that number of Transaction Warrants set forth opposite such Purchaser's name on Exhibit A, and in the form attached hereto as Exhibit H;

                  (g) the Company shall deliver to each of the Purchasers that number of Funding Warrants set forth opposite such Purchaser's name on Exhibit A, and in the form attached hereto as Exhibit I;

                  (h) each Purchaser shall tender to the Company, the Purchase Price for the Securities being purchased from the Company. The Closing shall not be deemed to occur, and all such payments by any Purchaser shall be deemed to be held in escrow, until all Purchasers listed on Exhibit A have tendered to the Company the payment indicated thereon; and

                  (i) a duly executed Purchase Agreement shall be delivered to each of the parties hereto.

      3. Representations of the Company. Except as disclosed by the Company in Exhibit G hereto, the Company hereby represents and warrants to each Purchaser that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement. Exhibit G shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of Exhibit G shall qualify only the corresponding section or subsection of this Section 3, unless otherwise specified.

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 2 (the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of New Jersey and in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a "Company Material Adverse Effect"). The Company has furnished to the Purchasers complete and accurate copies of its Certificate of Incorporation and By-laws, each as amended to date and presently in effect and as in effect immediately upon the Closing. The Company has at all times complied with all provisions of its Certificate of Incorporation and By-laws and is not in default under, or in violation of, any such provision.

            3.2 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise.

            3.3 Capitalization.

                  (a) The authorized capital stock of the Company (immediately prior to the Closing) consists of (i) 40,000,000 shares of Common Stock, $.01 par value per share (the "Existing Common Stock"), of which 3,665,354 shares are issued and outstanding and no shares are held in the treasury of the Company, and (ii) 21,469,982 shares of Preferred Stock, $.01 par value per share, of which 43,745 shares have been designated as Series A Convertible Preferred Stock, all of which are issued or outstanding; 6,060,606 shares have been designated as Series B Convertible Preferred Stock, all of which are issued or outstanding; 3,883,377 shares have been designated as Series C Convertible Preferred Stock, 2,568,371 of which are issued or outstanding; 10,438,413 shares have been designated as Series D Convertible Preferred Stock, all of which are issued or outstanding; and 1,043,841 shares have been designated as Series E Convertible Preferred Stock, none of which are outstanding.

                  (b) Exhibit G includes a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the number of shares of capital stock and other equity securities of the Company, and the class or series of such shares and equity securities, held by each stockholder and the number of shares of Existing Common Stock (if any) into which such shares and equity securities are, convertible, both immediately prior to and immediately following the Closing. None of such outstanding shares and equity securities constitute restricted stock or are otherwise subject to a repurchase or redemption right. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws.

                  (c) Exhibit G includes a complete and accurate list, as of the date of this Agreement of, and sets forth information both immediately prior to and immediately following the Closing with respect to: (i) all stock option plans and other stock or equity-related plans of the Company (the "Company Stock Plans"), indicating for each Company Stock Plan the number of shares of Existing Common Stock issued to date under such Company Stock Plan, the number of shares subject to outstanding options under such Company Stock Plan and the number of shares reserved for future issuance under such Company Stock Plan; (ii) all holders of outstanding options to purchase shares of Existing Common Stock ("Company Stock Options"), indicating with respect to each Company Stock Option the Company Stock Plan under which it was granted, the number of shares of Existing Common Stock subject to such Company Stock Option, the exercise price, the date of grant, and the vesting schedule (including any acceleration provisions with respect thereto); and (iii) all holders of warrants or other rights (other than Company Stock Options and outstanding convertible preferred stock) to purchase or acquire shares of capital stock of the Company ("Company Warrants"), indicating with respect to each Company Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Company Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has furnished to the Purchasers complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing all Company Stock Options and all Company Warrants. All of the shares of capital stock of the Company subject to Company Stock Options and Company Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable.

                  (d) Except as set forth in this Section 3.3 or Exhibit G, upon closing: (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                  (e) Except as set forth in Exhibit G, and except for the Ancillary Agreements and agreements that will be cancelled at Closing, there is no agreement, written or oral, between the Company and any holders of its securities, or, to the best of the Company's knowledge, among any holder of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting, of the capital stock of the Company.

                  (f) Upon the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware: (i) each outstanding share of the Company's existing Preferred Stock immediately prior to Closing shall be duly exchanged into shares of Series A Preferred Stock or Series B Preferred Stock on the terms set forth in and having the rights and preferences set forth in the Certificate of Incorporation; and (ii) the reverse stock split recapitalization of the Company's Capital Stock shall be immediately effective and of full force and effect. Subject only to receipt of all requisite stockholder approval, the Company has taken all requisite corporate action necessary to file the Certificate of Incorporation with the Secretary of State of the State of Delaware.

            3.4 Issuance of Securities. The issuance, sale and delivery of the Securities in accordance with this Agreement, and the issuance and delivery of the shares of Preferred Stock or Common Stock issuable upon conversion of the Securities and the shares of Common Stock underlying such Preferred Stock, have been, or will be on or prior to the Closing (or in the case of shares of capital stock to be issued upon the conversion of the Funding Warrant (the "Future Shares"), will be, at such time or times as such Funding Warrants may be converted), duly authorized by all necessary corporate action on the part of the Company, and all such shares have been (or, in the case of the Future Shares, will be) duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Preferred Stock and Common Stock issuable upon conversion of the Securities and the shares of Common Stock underlying such Preferred Stock when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable and, except as set forth in the Ancillary Agreements, and except, with respect to the Funding Warrants which may be subject to any and all terms and conditions to be determined without the consent of the Purchasers at the time of their exercise, are free and clear from any third party right whatsoever.

            3.5 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company any filing with, or any permit, order, authorization, consent or approval of any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity") other than the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware, as provided for under
Section 3.3(f) above, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

            3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Securities, the issuance and delivery of the shares of Preferred Stock or Common Stock issuable upon conversion of the Securities, the shares of Common Stock underlying such Preferred Stock, or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall be made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Exhibit G. Based on the representations made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Securities to each of the Purchasers will be in compliance with applicable United States federal and state securities laws.

            3.7 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement, the Ancillary Agreements or the right of the Company to enter into any such agreements, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect. There is no litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, or any of its employees by reason of the past employment relationships of any of the employees, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. The Company is not subject to any outstanding judgment, order or decree.

            3.8 Financial Statements. The Company has furnished to each of the Purchasers a complete and accurate copy of (i) the audited balance sheet of the Company at December 31, 2002 and the related audited statements of operations and cash flows for the fiscal year then ended, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at April 30, 2003 (the "Balance Sheet Date") and the related statements of operations and cash flows for the three months then ended, (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, present fairly the financial condition and results of operations of the Company, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

            3.9 Absence of Undisclosed Liabilities. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet, (b) liabilities not in excess of $10,000 in the aggregate, which have arisen since the Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which would not, either individually or in the aggregate, have or result in a Company Material Adverse Effect.

            3.10 Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the business, prospects, condition (financial or otherwise), or results of operations of the Company, other than changes occurring in the ordinary course of business (which ordinary course changes have not, individually or in the aggregate, had a Company Material Adverse Effect).

            3.11 Taxes.

                  (a) "Taxes" shall mean all taxes or other similar assessments or liabilities, including without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, assets, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise, net worth, capital stock, gains and other taxes imposed by the United States, or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be filed with a taxing authority in connection with Taxes.

                  (b) The Company has paid all Taxes due and payable by the Company on or before the date hereof. Management believes that the unpaid Taxes of the Company do not exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Balance Sheet.

                  (c) The Company has timely filed or has obtained presently effective extensions (which extensions, if any, are listed on Exhibit G) with respect to all federal, state, local and foreign Tax Returns which are required to be filed by it, such returns are complete and accurate and all Taxes shown thereon to be due have been timely paid. The Company has not explicitly waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. The Tax Returns of the Company have not been under audit or examination by the Internal Revenue Service or other relevant taxing authority, and no controversy with respect to Taxes of any type is pending or, to the best of the Company's knowledge, threatened.

                  (d) The Company has withheld or collected from each payment made to its employees, independent contractors, stockholders, creditors and other third parties the amount of all Taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. To the Company's knowledge, it has complied with all information reporting requirements including maintenance of the required records with respect thereto in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party.

                  (e) To the Company's knowledge, there are no liens for Taxes upon the Company's assets, other than liens for ad valorem Taxes not yet due and payable.

                  (f) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

                  (g) The Company has not distribution stock of another corporation nor has its stock been distributed by another corporation in a transaction that was purported or intended to be governed in whole or in part by
Section 355 or Section 361 of the Code.

                  (h) The Company's net operating losses for federal income Tax purposes, as set forth in the Financial Statements, are not subject to any limitations imposed by Section 382 of the Code.

                  (i) The Company is not a party to or member of any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal, state, local or foreign income Tax purposes.

            3.12 Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than those the material terms of which are described in the Balance Sheet or in Exhibit G.

            3.13 Intellectual Property.

                  (a) Exhibit G lists (i) each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company and (ii) each Customer Deliverable (as defined below) of the Company.

                  (b) The Company owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems (as defined below). The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property (as defined below), and to maintain in confidence all trade secrets and confidential information, that it owns or uses. No other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Exhibit G), and, to the best of the Company's knowledge, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

                  (c) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity; and neither the marketing, distribution, provision or use of any Customer Deliverables currently under development by the Company will, when such Customer Deliverables are commercially released by the Company, infringe or violate, or constitute a misappropriation of, any Intellectual Property rights of any person or entity that exist today. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Exhibit G lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to the Purchasers complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to the Purchasers complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                  (d) Exhibit G identifies each license or other agreement pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as described in Exhibit G, the Company has not agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

                  (e) Exhibit G identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

                  (f) The Company has not disclosed the source code for any software developed by it, or other confidential information constituting, embodied in or pertaining to such software, to any person or entity, except pursuant to the agreements listed in Exhibit G, and the Company has taken reasonable measure to prevent disclosure of such source code.

                  (g) All of the copyrightable materials incorporated in or bundled with the Customer Deliverables have been created by employees of the Company within the scope of their employment by the Company or by independent contractors of the Company who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company. No portion of such copyrightable materials was jointly developed with any third party.

                  (h) The Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                  (i) For purposes of this Agreement, the following terms shall have the following meanings:

                        (i) "Customer Deliverables" shall mean (a) the products that the Company (i) currently manufactures, markets, sells or licenses or (ii) currently plans to manufacture, market, sell or license in the future and (b) the services that the Company (i) currently provides or (ii) currently plans to provide in the future.

                        (ii) "Internal Systems" shall mean the internal systems of the Company that are used in its business or operations, including, computer hardware systems, software applications and embedded systems.

                        (iii) "Intellectual Property" shall mean all: (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations; (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (c) copyrights and registrations and applications for registration thereof; (d) mask works and registrations and applications for registration thereof; (e) computer software, data and documentation; (f) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information; (g) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and (h) copies and tangible embodiments thereof.

                        (iv) "Company Intellectual Property" shall mean the Intellectual Property owned by or licensed to the Company and incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

            3.14 Insurance. The Company maintains valid policies of workers' compensation insurance and of insurance with respect to its directors and officers and its properties and business of the kinds and in the amounts as the management believes is suitable for companies engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

            3.15 Material Contracts and Obligations. Exhibit G sets forth a list of all material agreements or commitments of any nature (whether written or oral) to which the Company is a party or by which it is bound, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $10,000 in the aggregate or which might result in payments to the Company in excess of $10,000 in the aggregate, (b) any employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities
Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company's assets (other than for the sale of inventory in the ordinary course of business), (h) any agreement for the acquisition of the business or securities or other ownership interests of another party or (i) any other agreement that is material to the operations, business or finances of the Company. The Company has delivered to the Purchasers copies of the foregoing agreements (or an accurate summary of any oral agreement). All of such agreements and contracts are valid, binding and in full force and effect. Neither the Company, nor, to the best of the Company's knowledge, any other party thereto, is in default of any of its obligations under any of the agreements or contracts listed on Exhibit G, in a manner which could have a Company Material Adverse Effect.

            3.16 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

            3.17 Employees.

                  (a) All current and former employees of the Company have executed and delivered non-disclosure and assignment of inventions agreements and all of such agreements are in full force and effect and shall remain in full force and effect following the closing. All current and former employees of the Company have executed and delivered non-competition and non-solicitation agreements and all of such agreements are in full force and effect and shall remain in full force and effect following the closing. All current and former independent contractors of the Company that have performed development work or provided technical services to the Company or have otherwise had access to confidential or proprietary information of the Company have executed and delivered non-disclosure and assignment of inventions agreements, copies of which have been delivered to the Purchasers, and all of such agreements are in full force and effect and shall remain in full force and effect following the closing.

                  (b) The Company is not aware that any employee of the Company that the Company has requested remain employed subsequent to the Closing who has plans to terminate his or her employment relationship with the Company. All employees of the Company are engaged by the Company on a full time basis. The Company has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers' compensation insurance and the payment of social security and other taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened. Exhibit G sets forth a list of all agreements between any officer of the Company and a previous employer of such person that contains non-competition or non-solicitation covenants. The Company has delivered copies of such agreements to the Purchasers. No employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee's duties as an employee, director or officer of the Company, or (ii) the Company's business as conducted or proposed to be conducted.

                  (c) The Company has provided to Predix a list of the salaries and any bonus arrangements of each employee and independent contractor of the Company. Such list of all employees of the Company is accurate as of the date of this Agreement, and correctly reflects, in all material respects, their salaries and terms and conditions of employment, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements, vacation pay balances, illness pay balances, and fringe benefits including, without limitation, balances in pension funds, car, telephone, or managers insurance), their dates of employment and their positions and ranks (if any).

                  (d) The Company is not a party to any collective bargaining contract or other contract with a labor union involving any of its employees.

                  (e) Other than the personal employment agreements referred to in Exhibit G, there are no employment, severance or similar agreements or offer letters, whether written or unwritten, between the Company and any of its respective directors, officers, executives or employees which cannot be terminated by the Company upon thirty (30) days notice without giving rise to a claim for damages or compensation (except for statutory severance pay).

                  (f) As of the date hereof, there are no pending, or to the knowledge of the Company threatened, or reasonably anticipated, claims or actions outstanding against the Company by any person who is now or has been an officer or employee of the Company, and there have been no material disputes between the Company and any material number or category of employees. Further, the Company is not aware of any formal or informal complaints by any employee of the Company of any wrongdoing which could be construed as a complaint of discrimination, workplace harassment or wrongful employment-related action or inaction.

                  (g) The statutory and contractual overtime, severance pay, accrued vacation, and any other employment-related benefits due to employees of the Company as of the Closing is either funded or provided for in the Financial Statements. No cause of action exists giving right to employees to any claim for compensation for overtime or termination severance pay to which such employee is entitled and to the knowledge of the Company, no such claims will be made by any employee for payment of any compensation or provision of any right or benefit as a result of the transactions contemplated hereby.

                  (h) The Company is not liable for any material arrears of wages or any penalty for failure to comply with the foregoing.

                  (i) The Company is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for

Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

                  (j) All amounts which the Company is legally or contractually required to deduct from its employees' salaries and/or transfer to such employees' pension, life insurance, incapacity insurance, continuing education fund or otherwise have been duly paid into the appropriate fund or funds, and the Company has no outstanding obligation to make any such transfer or provision on account of overdue payments.

            3.18 ERISA. Exhibit G hereto lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company. Each of such employee benefit plans complies in all material respects with (i) all applicable requirements of ERISA and (ii) all applicable requirements of the Code.

            3.19 Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and accurate and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

            3.20 Permits. Exhibit G sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity ("Permits") issued to or held by the Company. Such listed Permits are the only Permits that are required for the Company to conduct its business as presently or currently expected to be conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the Company's knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

            3.21 Environmental Matters.

                  (a) The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the best of the Company's knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company. For purposes of this Agreement, "Environmental Law" shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and
(viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                  (b) The Company has no liabilities or obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. For purposes of this Agreement, "Materials of Environmental Concern" shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery
Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                  (c) The Company is not a party to or bound by any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

                  (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.

                  (e) Set forth in Exhibit G is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company (whether conducted by or on behalf of the Company or a third party, and whether done at the initiative of the Company or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Purchasers.

            3.22 Disclosures. Neither this Agreement nor any Exhibit hereto, nor any Ancillary Agreement nor any report, certificate or instrument furnished to any of the Purchasers or their counsel in connection with the transactions contemplated by this Agreement, including without limitation the Stockholder Information Statement of the Company dated July 1, 2003 (the "Stockholder Information Statement"), when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each projection furnished in the Stockholder Information Statement was prepared in good faith based on reasonable assumptions and represents the Company's best estimate of future results based on information available as of the date of the Stockholder Information Statement.

      4. Representations of the Purchasers. Each of the Purchasers severally and not jointly represents and warrants to the Company as follows:

            4.1 Investment. Such Purchaser is acquiring the Securities, and the shares of Preferred Stock or Common Stock into which the Securities may be converted and the shares of Common Stock underlying such Preferred Stock, for his, her or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

            4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement and the Ancillary Agreements in accordance with their terms. Any Purchaser which is a corporation, limited liability company, partnership or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

            4.3 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has read the Stockholder Information Statement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which he, she or it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in finance and business that he, she or it is capable of evaluating the risks and merits of his, her or its investment in the Company and such Purchaser is able financially to bear the risks thereof.

      5. Transfer of Shares.

            5.1 Restricted Shares. "Restricted Shares" means (i) the Securities,
(ii) the shares of Preferred Stock or Common Stock issued or issuable upon conversion of the Securities and the shares of Common Stock underlying such Preferred Stock, and (iii) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events).

            5.2 Requirements for Transfer.

                  (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                  (b) Notwithstanding the foregoing, no such sale or transfer shall be permitted unless such sale or transfer is also in compliance with all of the terms and further restrictions on sale or transfer set forth in the Stockholders Agreement.

            5.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

      6. Company Conduct Prior to Closing and Conditions to Closing;
Termination.

            6.1 Company Conduct Prior to Closing. From the date hereof through and including the earlier of the date of the Closing or the termination of this Agreement, the Company will operate its business in a manner consistent with prior practice and will maintain the goodwill of its clients, employees and other persons with which it has commercial dealings.

      In addition, The Company agrees that, except as otherwise agreed to in writing by the Company, from the date hereof through the earlier of the date of the Closing or the termination of this Agreement:

                  (a) There will not be any increases in salary or other payments, disbursements or distributions in any manner or form to stockholders, members, directors, officers, employees or current independent contractors (or related parties thereto) of the Company or affiliated or related entities, or changes in the cash or cash equivalent accounts of the Company, other than normal and necessary transactions in the ordinary course of business of the Company;

                  (b) Revenue and accounts receivable will be maintained on a normal basis and there will be no changes in methods or procedures for billing, collection or recording of client accounts receivable relating to the business of the Company;

                  (c) All normal and recurring installments of bank debt, leases, contractual obligations and other amounts due third parties, if any, will be made in the ordinary course of business and as they become due;

                  (d) There will be no new bank debt, leases, loans, encumbrances, liens, attachments, contractual obligations or other indebtedness, except in the ordinary course of business, nor openings of new accounts nor amendments of signatory powers except as agreed by Predix; and

                  (e) There will not be any hiring of additional employees by the Company without the express written consent of Predix, except for the replacement of terminated employees. If there are any new employees hired by either party in accordance with the foregoing sentence, such party shall notify the other party in writing and such notice shall include the name of the employee and the terms of employment.

      Notwithstanding any provision set forth in this Section 6. 1, the Company retains the right and ability: (A) to license (whether on an exclusive or non-exclusive basis), sell or transfer, subject only to the approval of the Company's Board of Directors: (i) the Company's CMIS Drug platform to Aukland or its affiliates; (ii) the Company's HUBIMS platform to PA Consulting or its affiliates; (iii) the Company's Cell Editor and CardioPrism technologies to Oxsoft or its affiliates; (iv) the Company's CardioPrism and Pathway Prism technologies to any third party; and (v) the Company's Model Based Assay Intellectual Property and work product to any third party; and (B) to terminate any or all of its employees prior to Closing, as shall be approved by the Company's Board of Directors in its sole discretion.

            6.2 Conditions to Closing. (a) At or prior to Closing the Company shall have provided evidence to Predix, which evidence must be satisfactory to Predix in its sole discretion that:

                        (i) Each of (i) that certain Voting Agreement, dated as of October 12, 1995 and as amended on October 31, 1997, by and among the Company and the Stockholders (as defined therein) (the "Voting Agreement"); and (ii) that certain Registration Rights Agreement dated as of October 31, 1997, and as amended on May 13, 1999 and May 16, 2000, by and among the Company and the Investors (as defined therein) (the "Registration Rights Agreement") shall have been duly terminated and of no further force and effect.

                  (b) As promptly as practicable after the execution of the Agreement, the Company shall use its commercially reasonable efforts to, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, obtain the approval, by vote or written consent of the Company's stockholders (the "Stockholder Approval") for the filing with the Secretary of State of the State of Delaware of Physiome's Amended and Restated Certificate of Incorporation, in the form attached hereto; and

                  (c) As of the Closing:

                        (i) No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction, or other legal restraint or prohibition shall be in effect which prevents the consummation of the transactions contemplated by this Agreement, nor shall any proceeding seeking any of the foregoing be pending.

                        (ii) The representation and warranties of each party to this Agreement contained herein shall be true and correct in all material respects, except for those which are qualified as to materiality, which shall be true and correct in all respects.

                        (iii) All parties to this Agreement shall have performed or complied in all respects with all agreements and covenants required to be performed or complied with by such party by this Agreement.

            6.3 Termination. In the event that: (i) any of the Conditions to Closing set forth in Section 6.2(a) hereof are not satisfied in full, or waived by Predix in its sole discretion; (ii) the Condition to Closing set forth in
Section 6.2(b) hereof is not satisfied in full; (iii) any of the Conditions to Closing set forth in Section 6.2(c) hereof are not satisfied in full, or waived by (a) both the Company and Predix with respect to Section 6.2(c)(i) or (b) the Company or Predix, as the case may be with respect to the other party's representations, warranties, agreements and covenants, with respect to Sections 6.2(c)(ii) and (iii); or (iv) the Purchase Agreement is terminated, then all of the provisions of this Agreement shall terminate and there shall be no liability on the part of any party hereto; provided, however, the provisions of Section
7.6 shall survive such termination. Notwithstanding anything to the contrary contained herein, if the

Closing does not occur on or before July 31, 2003, unless such time period is extended by mutual agreement of both Predix and Physiome, this Agreement shall automatically terminate and shall have no further force and effect; provided, however, the provisions of Section 7.6 shall survive such termination. If the Agreement is terminated under this Section 6.3, the parties shall walk away from this transaction and each party shall bear its own costs and expenses. Neither party shall have a claim against the other party in respect with this contemplated transaction and/or the negotiations that have preceded it.

      7. Miscellaneous.

            7.1 Successors and Assigns. This Agreement, and the rights and obligations of the Company hereunder, may be assigned by the Company to any affiliate, partner, member, stockholder or subsidiary of the Company. No Purchaser may assign his, her or its rights under this Agreement.

            7.2 Survival of Representations and Warranties. None of the representations and warranties contained herein shall survive the Closing except such representations and warranties as set forth in Section 3.1, Section 3.2,
Section 3.3, Section 3.4, Section 3.5, Section 4. 1, Section 4.2, and Section 4.3, which representations and warranties shall survive in perpetuity.

            7.3 Brokers. Except as set forth in Exhibit B to the Purchase Agreement, the Company, Predix and each Purchaser: (i) represents and warrants to the other parties hereto that he, she or it has not retained a finder or broker in connection with the transactions contemplated by this Agreement; and
(ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

            7.4 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            7.5 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

            7.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof). Each of the parties hereto: (a) submits to the jurisdiction of any state or United States federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each party hereto agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 7.7, provided that nothing in this
Section 7.6 shall affect the right of any party to serve such summons, complaint or other initial pleading in any other manner permitted by law

            7.7 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) seven business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) three business day after being sent via a reputable international overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 150 College Road West, Suite 300, Princeton, New Jersey 08540-6604, Attention: Chief Operating Officer, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Hale and Dorr LLP, 650 College Road East, 4th Floor, Princeton, New Jersey 08540, Attention: Richard S. Mattessich, Esq.; or

      If to Predix, at 10 K Gill Street, Woburn, Massachusetts 01801, Attention:
Chief Executive Officer, or at such other address as may have been furnished in writing by Predix to the other parties hereto, with copies to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111, Attention: John R. Pomerance, Esq. and Volovelsky, Dinstein, Sneh & Co., Law Offices, Nolton House, 14 Shenkar Street, P.O. Box 12172, Herzliya-Pituach 46733, Israel, Attention: Nehama Sneh, Advocate; or

      If to a Purchaser, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto, with a copy to such Purchaser's counsel, if any, as such Purchaser shall have notified the Company, in writing.

      Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

            7.8 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, without limitation, that certain letter of intent dated April 25, 2003.

            7.9 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), after the Closing with the written consent of the Company and the holders of at least 75% of the Shares then held by all of the Purchasers or, if prior to Closing, with the Written Consent of the Company and the holders of at least 75% of the outstanding Preferred Shares and Ordinary Shares of Predix Ltd. constituting the Purchase Price hereunder. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment, termination or waiver applies to all Purchasers in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 7.9 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            7.10 Required Disclosures. Each party hereto (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the United States federal tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. For this purpose, 'tax structure' is limited to any facts relevant to the United States federal income tax treatment of the transaction and does not include information relating to the identity of the parties.

            7.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

            7.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts (including, in the case of the Purchasers, Financing Signature Pages), each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement (including the Financing Signature Pages) may be executed by facsimile signatures.

            7.13 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

                                   ** ** ** *

                                    Executed as of the date first written above.

                                        PHYSIOME SCIENCES, INC.

                                        By: /s/ NIK HAYES
                                            -----------------------------------
                                            Name: Mr. Nik Hayes
                                            Title:  Chief Operating Officer
                                                     and Chief Financial Officer

                                        PREDIX PHARMACEUTICALS, LTD.

                                        By: /s/ MICHAEL KAUFFMAN
                                            -----------------------------------
                                            Name: Dr. Michael Kauffman
                                            Title: President and Chief Executive
                                                   Officer

                                        PREDIX PHARMACEUTICALS, INC.

                                        By: /s/ MICHAEL KAUFFMAN
                                            -----------------------------------
                                            Name: Dr. Michael Kauffman
                                            Title: President and Chief Executive
                                                   Officer

                                        STOCKHOLDERS OF
                                        PREDIX PHARMACEUTICALS, LTD.

                                            /s/ Illegible
                                            -----------------------------------
                                            Dr. Oren Becker, by YVC Yozma as
                                            proxy holder

                                            /s/ Illegible
                                            -----------------------------------
                                            Zvi Naor, by YVC Yozma as proxy
                                            holder

                                            /s/ Illegible
                                            -----------------------------------
                                            Silvia Noiman, by YVC Yozma as
                                            proxy holder

                                            /s/ HAIM AVIV
                                            -----------------------------------
                                            Prof. Haim Aviv

                                          /s/ FREDERICK FRANK
                                        ---------------------------------------
                                        Frederick Frank

                                        RAMOT AT TEL AVIV UNIVERSITY LTD.

                                        By: /s/ Illegible
                                            -----------------------------------
                                            By YVC Yozma as proxy-holder

                                        YOZMA II(ISRAEL) LP

                                        By: /s/ Illegible
                                            -----------------------------------
                                            Name: Yigal Erlich & Chen Schor
                                            Title: Partners

                                        YOZMA MANAGEMENT AND INVESTMENT LTD.,
                                        AS TRUSTEES FOR YOZMA II(BVI) LP

                                        By: /s/ Illegible
                                            -----------------------------------
                                            Name: Yigal Erlich & Chen Schor
                                            Title: Partners

                                        PCM VENTURE CAPITAL L.P.

                                        By: /s/ Illegible
                                            -----------------------------------
                                            Name: Yigal Erlich & Chen Schor
                                            Title: Partners

                                        ORBIMED ASSOCIATES LLC

                                        By: /s/ JONATHAN SILVERSTEIN
                                            -----------------------------------
                                            Name: Jonathan Silverstein
                                            Title: Partner

                                        CADUCEUS PRIVATE INVESTMENTS LP

                                        By: /s/ JONATHAN SILVERSTEIN
                                            -----------------------------------
                                            Name: Jonathan Silverstein
                                            Title: Partner

                                        PW JUNIPER CROSSOVER FUND LLC

                                        By: /s/ JONATHAN SILVERSTEIN
                                            -----------------------------------
                                            Name: Jonathan Silverstein
                                            Title: Partner

                                    EXHIBIT A

                         LIST OF SELLERS AND SHARES SOLD

                                                                      AGGREGATE  AGGREGATE
                                                                      SHARES OF  SHARES OF                  MAXIMUM
                                                                       PHYSIOME  PHYSIOME     AGGREGATE    AGGREGATE   AGGREGATE
                                              NO. OF                   SERIES B  SERIES A     SHARES OF    NUMBER OF   PERCENT OF
                                   NO OF     ORDINARY   EQUIVALENT    PREFERRED  PREFERRED    PHYSIOME    TRANSACTION   FUNDING
                                 PREFERRED    SHARES   CASH PURCHASE    STOCK      STOCK    COMMON STOCK   WARRANTS     WARRANTS
  NAME AND ADDRESS OF SELLER    SHARES SOLD    SOLD        PRICE      PURCHASED  PURCHASED    PURCHASED    PURCHASED   PURCHASED(1)
  --------------------------    -----------    ----        -----      ---------  ---------  -----------   ----------   ------------
Dr. Oren Becker................          --    24,000  $      14,692         --         --        14,692           --          --
Ramot at Tel Aviv University
Ltd............................          --    24,000  $      14,692         --         --        14,692           --          --
Zvi Naor.......................          --     4,000  $       2,448         --         --         2,448           --          --
Dr. Silvia Noiman..............          --    24,000  $      14,692         --         --        14,692           --          --
Prof. Haim Aviv................          --    24,000  $      14,692         --         --        14,692           --          --
Yozma II (Israel) LP...........   1,610,158        --  $    772,1100     17,508     59,703            --       30,491       3.05%
YVC-Yozma Management and
     Investment Ltd., as
     trustees for Yozma II
     (BVI) LP..................   2,744,594        --  $   1,316,110     29,844    101,767            --       51,974       5.20%
PCM Venture Capital LP.........   1,463,786        --  $    701,9300     15,917     54,276            --       27,719       2.77%
OrbiMed Associates  LLC........     176,636        --  $     84,6900      1,920      6,549            --        3,344       0.33%
Caduceus Private Investments
LP.............................   7,254,111        --  $   3,478,570     78,880    268,977            --      137,372      13.74%
Frederick Frank................     121,556        --  $      58,280      1,321      4,507            --        2,301       0.23%
PW Juniper Crossover Fund LLC..   2,471,433        --  $   1,185,130     26,874     91,639            --       46,801       4.68%
                                 ----------   -------  -------------  ---------    -------  ------------  -----------  ---------
         Total                   15,842,274   100,000  $   7,658,036    172,264    587,418        61,216      300,002       30.0%
                                 ==========   =======  =============  =========    =======  ============  ===========  =========

--------
(1)   Represents pro-rata portion of calculation done on date of closing.

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ HAIM AVIV
                                            ------------------------------------
                                            Name of Purchaser

                                        By: Haim Aviv
                                            ------------------------------------
                                        Title: _________________________________
                                        Date: 7 July 2003
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address:

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ JONATHAN SILVERSTEIN
                                            ------------------------------------
                                            OrbiMed Associates LLC

                                        By: /s/ JONATHAN SILVERSTEIN
                                            ------------------------------------
                                        Title: DIRECTOR
                                        Date: Aug. 5, 2003
                                        Contact Person: JONATHAN SILVERSTEIN
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ JONATHAN SILVERSTEIN
                                            ------------------------------------
                                            PW Juniper Crossover Fund, L.L.C.

                                        By: /s/ JONATHAN SILVERSTEIN
                                            ------------------------------------
                                        Title: DIRECTOR
                                        Date: Aug. 5, 2003
                                        Contact Person: JONATHAN SILVERSTEIN
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ JONATHAN SILVERSTEIN
                                            ------------------------------------
                                            Caduceus Private Investment, L.P.

                                        By: /s/ JONATHAN SILVERSTEIN
                                            ------------------------------------
                                        Title: DIRECTOR
                                        Date: Aug. 5, 2003
                                        Contact Person: JONATHAN SILVERSTEIN
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ Illegible
                                            ------------------------------------
                                            YVC Yozma Management & Investments
                                            Ltd. (as trustee for Yozma II (BVI)
                                            L.P.)

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ Illegible
                                            ------------------------------------
                                            Yozma II (Israel) L.P.

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ Illegible
                                            ------------------------------------
                                            PCM Venture Capital L.P.

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ Illegible
                                            ------------------------------------
                                            Dr. Oren Becker, by YVC Yozma as
                                            proxy holder

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ Illegible
                                            ------------------------------------
                                            Dr. Silvia Noiman, by YVC Yozma as
                                            proxy holder

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ Illegible
                                            ------------------------------------
                                            Prof. Zvi Naor, by YVC Yozma as
                                            proxy holder

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ Illegible
                                            ------------------------------------
                                            RAMOT at Tel. Aviv University Ltd.,
                                            by YVC Yozma as proxy holder

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT B

                            FINANCING SIGNATURE PAGE

      By execution and delivery of this signature page, the undersigned hereby agrees to become a Purchaser, as defined in that certain Convertible Preferred Stock Agreement of Sale (the "Purchase Agreement") by and among Physiome Sciences, Inc., a Delaware corporation (the "Company"), Predix Pharmaceuticals, Ltd., a corporation formed under the laws of Israel, and the Purchasers (as defined in the Purchase Agreement), dated as of the Closing Date (as defined in the Purchase Agreement), acknowledges having read the representations in the Purchase Agreement section entitled "Representations of the Purchasers," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser. The undersigned further hereby agrees to be bound by the terms and conditions of (i) the Purchase Agreement as a "Purchaser" thereunder, and (ii) the Stockholders Agreement (as defined in the Purchase Agreement) as a "Purchaser" thereunder and authorizes this signature page to be attached to the Purchase Agreement, the Stockholders Agreement, or counterparts thereof.

      Executed, in counterpart, as of the date set forth below.

                                        PURCHASER:

                                        By: /s/ FREDERICK FRANK
                                            ------------------------------------
                                            Frederick Frank

                                        By: ____________________________________
                                        Title: _________________________________
                                        Date: __________________________________
                                        Contact Person: ________________________
                                        Telephone No: __________________________
                                        Telecopy No: ___________________________
                                        Email Address: _________________________

                                    EXHIBIT C

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                           OF PHYSIOME SCIENCES, INC.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             PHYSIOME SCIENCES, INC.

      Physiome Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter referred to as the "Corporation"), hereby certifies as follows:

      1. The name of the Corporation is Physiome Sciences, Inc. The Corporation was originally incorporated under the game Takhus Pharmaceuticals, Inc. and filed its original certificate of incorporation with the Secretary of State of the State of Delaware on November 2, 1994.

      2. This Amended and Restated Certificate of Incorporation amends and restates in its entirety the Corporation's certificate of incorporation, as amended and restated from time to time, to amend, among other things, the following to: (i) change its name to Predix Pharmaceuticals Holdings, Inc.; (ii) provide for a one-for-17.971067 reverse stock split of the Corporation's Existing Common Stock; (iii) create a new class of Class A Common Stock; (iv) reclassify and convert the outstanding shares of the Corporation's Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock into shares of a newly created class of Series A Convertible Preferred Stock and delete all references to such prior preferred classes; (v) reclassify and convert the outstanding shares of the Corporation's Series D Convertible Preferred Stock into shares of a newly created class of Series B Convertible Preferred Stock and delete all references to such prior preferred class; and (vi) designate the newly created Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as set forth below.

      3. This Amended end Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, the requisite written consent of the holders of each class of stock entitled to vote thereon has been voted in favor of this Amended and Restated Certificate of Incorporation and written notice has been given as provided by Section 228 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation (referred to hereinafter as the "Certificate of Incorporation") restates, integrates and further amends the provisions of the Corporation's certificate of incorporation, as amended to date (including all certificates of designation), as follows:

      FIRST. The name of the corporation is Predix Pharmaceuticals Holdings, Inc. (the "Corporation").

      SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is the Corporation Service Company.

      THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware (the "DGCL").

      FOURTH. Upon this Amended and Restated Certificate of Incorporation becoming effective pursuant to the DGCL (the "Effective Time"), a one-for-17.971067 reverse stock split of the Corporation's Common Stock, $.01 par value per share (the "Existing Common Stock"), shall become effective, pursuant to which each share of the Corporation's Existing Common Stock issued and outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and converted into 0.055645 fully paid and nonassessable shares of the Corporation's Common Stock, $.01 par value per share (the "New Common Stock"), automatically and without any action by the holder thereof upon the Effective Time. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Corporation's Existing Common Stock shall automatically and without the necessity of presenting the same for exchange, represent 0.055645 shares of the Corporation's New Common Stock from and after the Effective Time for each share of Existing Common Stock outstanding immediately prior to the Effective Time and represented by such certificate. No fractional shares of New Common Stock shall be issued as a result of such reclassification and conversion. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Corporation's New Common Stock as determined by the Board of Directors of &a Corporation.

      Upon the Effective Time, each share of the Corporation's Series A Convertible Preferred Stock, $.01 par value per share (the "Existing Series A Preferred Stock"), issued and outstanding or held in treasury of the Corporation is hereby reclassified and converted (irrespective of any accrued dividends or adjustments to the conversion price of the Existing Series A Preferred Stock) into 0.022104 fully paid and nonassessable shares of the Corporation's New Series A Preferred Stock, as defined in Article FIFTH, automatically and without any action by the holder thereof upon the Effective Time and all accrued and unpaid dividends thereon, if any, shall be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Corporation's Existing Series A Preferred Stock shall, automatically and without the necessity of presenting the same for exchange, represent 0.022104 shares of the Corporation's New Series A Preferred Stock from and after the Effective Time for each share of Existing Series A Preferred Stock outstanding immediately prior to the Effective Time and represented by such certificate. No fractional shares of New Series A Preferred Stock shall be issued as a result of such reclassification and conversion. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Corporation's New Series A Preferred Stock as determined by the Board of Directors of the Corporation.

      Upon the Effective Time, each share of the Corporation's Series B Convertible Preferred Stock, $.01 par value per share (the "Existing Series B Preferred Stock"), issued and outstanding or held in treasury of the Corporation is hereby reclassified and converted (irrespective of any accrued dividends or adjustments to the conversion price of the Existing Series B Preferred

      Stock) into 0.035661 fully paid and nonassessable shares of the Corporation's New Series A Preferred Stock automatically and without any action by the holder thereof upon the Effective Time and all accrued and unpaid dividends thereon, if any, shall be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Corporation's Existing Series B Preferred Stock shall, automatically and without the necessity of presenting the same for exchange, represent 0.035661 shares of the Corporation's New Series A Preferred Stock from and after the Effective Time for each share of Existing Series B Preferred Stock outstanding immediately prior to the Effective Time and represented by such certificate. No fractional shares of New Series A Preferred Stock shall be issued as a result of such reclassification and conversion. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Corporation's New Series A Preferred Stock as determined by the Board of Directors of the Corporation

      Upon the Effective Time, each share of the Corporation's Series C Convertible Preferred Stock, $.01 par value per share (the "Series C Preferred Stock"), issued and outstanding or held in treasury of the Corporation is hereby reclassified and converted (irrespective of any accrued dividends or adjustments to the conversion price of the Series C Preferred Stock) into 0.084149 fully paid and nonassessable shares of the Corporation's New Series A Preferred Stock automatically and without any action by the holder thereof upon the Effective Time and all accrued and unpaid dividends thereon, if any, shall be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Corporation's Series C Preferred Stock stall, automatically and without the necessity of presenting the same for exchange, represent 0.084149 shares of the Corporation's New Series A Preferred Stock from and after the Effective Time for each share of Series C Preferred Stock outstanding immediately prior to the Effective Time and represented by such certificate. No fractional shares of New Series A Preferred Stock shall be issued as a result of such reclassification and conversion. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Corporation's New Series A Preferred Stock as determined by the Board of Directors of the Corporation.

      Upon the Effective Time, each share of the Corporation's Series D Convertible Preferred Stock, $.01 par value per share (the "Series D Preferred Stock"), issued and outstanding or held in treasury of the Corporation is hereby reclassified and converted (irrespective of any accrued dividends or adjustments to the conversion price of the Series D Preferred Stock) into 0.123774 fully paid and nonassessable shares of the Corporation's New Series B Preferred Stock, as defined in Article FIFTH, automatically and without any action by the holder thereof upon the Effective Time and all accrued and unpaid dividends thereon, if any, shall be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Corporation's Series D Preferred Stock shall, automatically and without the necessity of presenting the same for exchange, represent 0.123774 shares of the Corporation's New Series B Preferred Stock from and after the Effective Time for each share of Series D Preferred Stock outstanding immediately prior to the Effective Time and represented by such certificate. No fractional shares of New Series B Preferred Stock shall be issued as a result of such reclassification and conversion. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Corporation's New Series B Preferred Stock as determined by the Board of Directors of the Corporation.

      FIFTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is forty eight million (48,000,000) shares, consisting of: (i) forty million (40,000,000) shares of New Common Stock; (ii) four million four hundred thousand (4,400,000) shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"); (iii) one million one hundred thousand (1,100,000) shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "New Series A Preferred Stock" or the "Series A Preferred Stock"); and (iv) two million five hundred thousand (2,500,000) shares of Series B Convertible Preferred Stock, $0.01 per value per share (the "New Series B Preferred Stock" or the "Series B Preferred Stock"). The Series A Preferred. Stock and the Series B Preferred Stock are sometimes referred to herein as the "Designated Preferred Stock". The New Common Stock and the Class A Common Stock are sometimes referred to herein as the "Common Stock".

      The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.    COMMON STOCK

      1. Dividends. The holders of Common Stock, subject to the preferential rights of the holders of any of the then outstanding Series A Preferred Stock, Series B Preferred Stock and any other class or series of shares ranking (as to dividends) senior to the Common Stock, shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as, if and when declared by the Board of Directors of the Corporation out of funds legally available for the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine. All dividends which the Board of Directors may declare on the New Common Stock shall be declared and paid in equal amounts per share on all New Common Stock at the time outstanding, All dividends which the Board of Directors may declare on the Class A Common Stock shall be declared and paid in equal amounts per share on all Class A Common Stock at the time outstanding.

      2. Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or other distribution of assets of the Corporation among its stockholders for the purpose of winding up its affairs, pursuant to applicable law, the holders of the Common Stock, subject to the preferential rights of any of the holders of the then outstanding Series A Preferred Stock, Series B Preferred Stock and any other class or series of stock ranking on liquidation, dissolution or winding up senior to the Common Stock, and except as may otherwise be provided pursuant to Section B.2 below, shall be entitled to receive all the assets of the Corporation available for distribution to its stockholders. Such distributions shall be paid in equal amounts per share on all Common Stock at the time outstanding. Notwithstanding the foregoing, the New Common Stock shall have such preferential rights over the Class A Common Stock in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of Assets of the Corporation among its stockholders for the purposes of winding up its affairs as set forth herein.

      3. Voting. The holders of Common Stock shall be entitled to receive notice of and to attend all meetings of the stockholders of the Corporation and shall have one vote for each share of Common Stock held at all meetings of the stockholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

B.    SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED
      STOCK

      1.    Dividends.

            (a) The Corporation shall not declare, pay or set aside any dividends (other than dividends payable in shares of New Common Stock) on Common Stock unless the holders of the Series A Preferred Stock and Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock and Series B Preferred Stock equal to the product of (i) the per share dividend to be declared, paid or set aside for the Common Stock multiplied by (ii) the number of shares of New Common Stock into which each share of Series A Preferred Stock or Series B Preferred Stock is then convertible.

            (b) In the event that there shall be declared but unpaid dividends outstanding with respect to the Series A Preferred Stock or Series B Preferred Stock immediately prior to, and in the event of, a conversion of any shares of Series A Preferred Stock or Series B Preferred Stock as provided in Section 4 hereof, the Corporation shall, at the option of each holder of such shares, pay in cash, out of funds legally available therefor, to each such holder the full amount of any such dividends or, unless registration or qualification of such New Common Stock would be required under applicable securities laws, allow such dividends to be converted into New Common Stock in accordance with, and pursuant to the terms specified in, Section 4 hereof.

      2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales

            (a) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or other distribution of assets of the Corporation among its stockholders for the purpose of winding up its affairs, pursuant to applicable law, all the assets of the Corporation available for distribution among the stockholders shall be distributed to them in the following order and preference:

                  (i) First, each holder of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to any other stockholders by reason of their ownership thereof, an amount equal to the Series B Conversion Price (as defined in Section 4 below) (as adjusted to reflect stock splits, stock dividends, recapitalizations and similar transactions) for each outstanding share of Series B Preferred Stock held by such stockholder (the "Preferred B Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferred B Preference, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

                  (ii) Second, following payment of the Preferred B Preference, each holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to any other stockholders by reason of their ownership thereof, an amount equal to the Series A Conversion Price (as defined in Section 4 below) (as adjusted to reflect stock splits, stock dividends, recapitalizations and similar transactions) for each outstanding share of Series A Preferred Stock held by such stockholder (the "Preferred A Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferred A Preference, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

                  (iii) Third, following payment of the Preferred A Preference, each holder of New Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to any other stockholders by reason of their ownership thereof, an amount equal to $1.00 (as adjusted to reflect stock splits, stock dividends, recapitalizations and similar transactions) for each outstanding share of New Common Stock held by such stockholder (the "New Common Preference"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the New Common Stock shall be insufficient to permit the payment to such holders of the full New Common Preference, then the entire remaining assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the New Common Stock in proportion to the amount of such stock owned by each such holder.

                  (iv) Fourth, after payment of the Preferred B Preference, Preferred A Preference and New Common Preference, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed pro rata among all holders of the Series B Preferred Stock, Series A Preferred Stock and Common Stock (treating all holders of Series B Preferred Stock and Series A Preferred Stock as holders of Common Stock on an as-converted to New Common Stock basis).

            (b) Other Liquidation Events (Cash Consideration Only). In the event of (i) a merger or consolidation of the Corporation with or into another entity (except if such merger or consolidation does not result in the transfer of more than 50% by voting power of the outstanding capital stock of the Corporation or in which the holders of 50% or more by voting power of the outstanding capital stock of the Corporation immediately prior to such transaction continue, by virtue of their holdings of securities of the Corporation, to hold 50% or more by voting power of the outstanding capital stock of the surviving corporation immediately after the transaction); or (ii) the sale, in a single transaction or series of related transactions, by the Corporation of all or substantially all the assets of the Corporation (except where such sale is to a wholly-owned subsidiary of the Corporation) (such events described in Section 2(b)(i) and
Section 2(b)(ii) referred to as "Deemed Liquidation Events"), pursuant to which the consideration in connection with such Deemed Liquidation Events is paid solely in cash, such consideration, less any obligations of the Corporation not specifically assumed in writing by the potential acquiror under the terms of the contemplated transaction, shall be distributed among the Corporation's stockholders in the following order and preference:

                  (A) First, each holder of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the funds of the Corporation to any other stockholders by reason of their ownership thereof, an amount equal to the Preferred B Preference for each outstanding share of Series B Preferred Stock held by such stockholder. If upon the occurrence of such event, the funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferred B Preference, then such consideration less any required obligations of the Corporation shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the amount of such stock owned by each such holder.

                  (B) Second, following payment of the Preferred B Preference pursuant to Section 2(b)(A), the holders of Series A Preferred Stock and New Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the funds of the Corporation to any other stockholders by reason of their ownership thereof, an amount equal to the New Common Preference (treating all holders of Series A Preferred Stock on an as-converted to New Common Stock basis). If upon the occurrence of such event, the funds thus distributed among the holders of the Series A Preferred Stock (on an as-converted to New Common Stock basis) and New Common Stock shall be insufficient to permit the full payment of the New Common Preference to such holders, then such consideration less any required obligations of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock and New Common Stock in proportion to the amount of such stock owned by each holder, on an as-converted to New Common Stock basis.

                  (C) Third, after the payments set forth in Section 2(b)(A) and
Section 2(b)(B) above, the entire remaining consideration, if any, shall be distributed pro rata among all holders of the Series B Preferred Stock, Series A Preferred Stock and Common Stock (treating all holders of Series B Preferred Stock and Series A Preferred Stock as holders of Common Stock on an as-converted to New Common Stock basis).

            (c) Other Liquidation Events (Including Non-Cash Consideration). In the event of a Deemed Liquidation Event pursuant to which the consideration to the Corporation in connection with such Deemed Liquidation Event is paid (i) solely in property, rights and/or securities of the acquiring person, firm or other entity or (ii) in a combination of property, rights and/or securities of the acquiring person, firm or other entity and cash, such consideration, less any obligations of the Corporation not specifically assumed in writing by the potential acquiror under the terms of the contemplated transaction, shall be distributed among the Corporation's stockholders in the following order and preference:

                  (A) First, all cash consideration shall be distributed in accordance with the procedure set forth in Sections 2(b)(A)-(C) above.

                  (B) Second, the value of such property, rights and/or securities shall be determined in good faith by the Board of Directors of the Corporations and shall be distributed pro rata among all holders of the Series B Preferred Stock, Series A Preferred Stock and Common Stock (treating all holders of Series B Preferred Stock and Series A Preferred Stock as holders of Common Stock on as as-converted to New Common Stock basis).

      3.    Voting

            (a) On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written action of stockholders in lieu of meeting), each holder of outstanding Designated Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of New Common Stock into which the Designated Preferred Stock held by such holder is convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or otherwise provided herein, the holders of Designated Preferred Stock shall vote together with the holders of Common Stock, and with the holders of any other class or series of capital stock the terms of which so provide, as a single class.

            (b) Until the consummation of an Initial Public Offering (as defined in Section 5), the Corporation shall not, without the affirmative vote of the holders of at least 60% of the issued and outstanding shares of Series B Preferred Stock take any action which alters or modifies the rights, preferences or privileges of the Series B Preferred Stock set forth in Section 2 hereof.

            (c) Until the consummation of an Initial Public Offering, the Corporation shall not, without the affirmative vote of the holders of at least 60% of the issued and outstanding shares of capital stock of the Corporation, voting as a single class on an as-converted to Common Stock basis, effect a Deemed Liquidation Event.

      4.    Optional Conversion.

The holders of the Designated Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            (a) Right to Convert. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of New Common Stock as is determined by dividing $100.00 by the Series A Conversion Price (as defined below) or Series B Conversion Price (as defined below), as applicable, in effect at the time of conversion. The "Series A Conversion Price" and "Series B Conversion Price" shall initially be $10.00 per share. Such initial Series A Conversion Price and Series B Conversion Price, and the rate at which Series A Preferred Stock and Series B Preferred Stock may be converted into New Common Stock, shall be subject to adjustment as provided below.

In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock and Series B Preferred Stock. In the event of such a liquidation, dissolution or winding up, the Corporation shall provide to each holder of Series A Preferred Stock and Series B Preferred

Stock notice of such liquidation, dissolution or winding up, which notice shall
(i) be sent at least 15 days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series A Preferred Stock and Series B Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

            (b) Fractional Shares. No fractional shares of New Common Stock shall be issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market of the New Common Stock as determined by the Board of Directors of the Corporation.

            (c) Mechanics of Conversion.

                  (i) In order for a holder of Designated Preferred Stock to convert such Designated Preferred Stock into New Common Stock, such holder shall surrender the certificate or certificates for such Designated Preferred Stock, at the office of the transfer agent for the Designated Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of shares of the Designated Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name in which such holder wishes the certificate or certificates for New Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"), and the New Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Designated Preferred Stock, a certificate or certificates for the number of shares of New Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                  (ii) The Corporation shall at all times when Designated Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Designated Preferred Stock, such number of shares of its duly authorized New Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Designated Preferred Stock.

                  (iii) Upon any such conversion, no adjustment to the Series A Conversion Price or Series B Conversion Price shall be made for any declared but unpaid dividends on the Designated Preferred Stock surrendered for conversion or on the New Common Stock delivered upon conversion.

                  (iv) All Designated Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive New Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any Designated Preferred Stock so converted shall be retired and cancelled and shall not be reissued.

                  (v) The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of New Common Stock upon conversion of Designated Preferred Stock pursuant to this
Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of New Common Stock in a name other than that in which the Designated Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax bas been paid.

            (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the date the Corporation first issued its Designated Preferred Stock (the "Original Issue Date") effect a subdivision of the outstanding New Common Stock or combine the outstanding Designated Preferred Stock, the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect immediately before that subdivision or combination shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding New Common Stock or effect a subdivision of the outstanding Series A Preferred Stock, the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of New Common Stock entitled to receive, a dividend or other distribution payable is additional New Common Stock, then and in each such event the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect by a fraction:

                  (i) the numerator of which shall be the total number of shares of New Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (ii) the denominator of which shall be the total number of shares of New Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of New Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price or Series B Conversion Price, as applicable, shall be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price or Series B Conversion Price, as applicable, shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided, further, however, that no such adjustment shall be made if the holders of Designated Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of New Common Stock in a number equal to the number of shares of New Common Stock as they would have received if all outstanding shares of Designated Preferred Stock had been converted into New Common Stock on the date of such event or (ii) a dividend or other distribution of Designated Preferred Stock which is convertible, as of the date of such event, into such number of shares of New Common Stock as is equal to the number of additional shares of New Common Stock being issued with respect to each share of New Common Stock in such dividend or distribution.

            (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of New Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than New Common Stock) or in cash or other property, then and in each such event the holders of Designated Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as they would have received if all outstanding shares of Designated Preferred Stock had been converted into Common Stock on the date of such event.

            (g) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2, if there shall occur any reorganization, recapitalization, reclassification, consolidation, plan of merger involving the Corporation in which the New Common Stock (but not the Designated Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (d), (e) or (f) of this Section
4), then, following any such reorganization, recapitalization, reclassification, consolidation or plan of merger, each share of Designated Preferred Stock shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of New Common Stock of the Corporation issuable upon conversion of one share of Designated Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, plan of merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Designated Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Series A Conversion Price or Series B Conversion Price shall thereafter be applicable, as nearly as reasonably may be, in relation to my securities or other property thereafter deliverable upon the conversion of the Designated Preferred Stock.

            (h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Designated Preferred Stock against impairment.

                  (i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series B Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Designated Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Designated Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Designated Preferred Stock (but in any event not later than 15 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Series A Conversion Price or Series B Conversion Price, as applicable, then in effect, and (ii) the number of shares of New Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Designated Preferred Stock.

            (j) Notice of Record Date. In the event:

                  (i) the Corporation shall take a record of the holders of its Common Stock (or other shares or securities at the time issuable upon conversion of the Designated Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                  (ii) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation, plan of merger of the Corporation with or into another entity (other than a consolidation, plan of merger in which the Corporation is the surviving entity and the Common Stock is not converted into or exchanged for any other securities or property, or any transfer of all or substantially all of the assets of the Corporation; or

                  (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation or other distribution of assets of the Corporation among its stockholders for the purpose of winding up its affairs, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Designated Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, plan of merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Designated Preferred Stock) shall be entitled to exchange their Common Stock (or such other shares or securities) for securities or other property, including cash, deliverable upon such reorganization, reclassification, consolidation, plan of merger, transfer, dissolution, liquidation or winding up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

      5.    Mandatory Conversion.

            (a) Upon the earlier of (A) the closing of the sale of New Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in gross proceeds to the Corporation of at least $25 million (prior to the deduction of underwriters' commissions, discounts and expenses) and at a pre-money valuation of the Corporation of no less than $100 million (an "Initial Public Offering"), or (B) a date agreed to in writing by the holders of at least sixty percent (60%) of the voting power of the then outstanding Designated Preferred Stock (each, a "Mandatory Conversion Date"), (i) all outstanding shares of Designated Preferred Stock shall automatically be converted into New Common Stock, at the then effective conversion rate and (ii) such shares may not be reissued by the Corporation as Designated Preferred Stock.

            (b) All holders of record of Designated Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such Designated Preferred Stock pursuant to this
Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, or given by electronic communication, in compliance with the provisions of the Corporation's governing corporate statute, to each record holder of Designated Preferred Stock. Upon receipt of such notice, each holder of Designated Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of New Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all outstanding shares of Designated Preferred Stock shall be deemed to have been converted into New Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Designated Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of New Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of New Common Stock into which such shares of Designated Preferred Stock have been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporations, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Designated Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of New Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of, any fraction of a share of New Common Stock otherwise issuable upon such conversion.

            (c) All certificates evidencing Designated Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the Designated Preferred Stock represented thereby converted into New Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Designated Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Designated Preferred Stock accordingly.

      SIXTH. The Directors shall have power to adopt, amend, or repeal the By-Laws of the Corporation.

      SEVENTH. Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

      EIGHTH. Except as expressly provided herein, the Corporation shall indemnify and hold harmless any director or officer of the Corporation or of any wholly-owned subsidiary from and against any and all expenses and liabilities that may be imposed upon or incurred in connection with, or as a result of, any proceeding in which he or she may become involved, as a party or otherwise, by reason of the fact that he or she is or was such a director or officer, whether or not he or she continues to be such at the time such expenses and liabilities shall have been imposed or incurred, to the fullest extent permitted by the DGCL as it may be amended from time to time.

      The Corporation shall provide indemnification as follows:

      1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation or of a wholly owned subsidiary thereof, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director or officer, partner, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the

      Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director or officer, partner, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

      3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee,
(ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

      4. Notification and Defense of Claim. As a condition precedent to an Indemnitee's right to be indemnified, such indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section
4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless
(i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its Consent to any proposed settlement.

      5. Advance of Expenses. Subject to the provisions of Section 6 of this Article EIGHTH, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article EIGHTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, say reasonable expenses (including attorneys' fees) incurred by or on behalf of an Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall, to the fullest extent permitted by law, be paid by the Corporation in advance of the final disposition of such matter, and only upon receipt of and review by the Corporation of written estimates of such expenses; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of (i) an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, and (ii) written invoices evidencing such expenses; and provided further that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, or
(ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his or her conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

      6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation determines within such 30-day period that Indemnitee did not meet the applicable standard of conduct set forth, in Section 1, 2 or 5 of this

      Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors'"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

      7. Remedies. The right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses (including attorneys' fees) reasonably incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

      8. Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

      9. Subsequent Amendment. To the fullest extent permitted by law, no amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

      10. Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity while holding a directorship or office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

      11. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or accounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

      12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or of a wholly owned subsidiary or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

      13. Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

      14. Definitions. Terms used herein and defined in Section 145(h) and
Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

      NINTH. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

      TENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      ELEVENTH Except as provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote irrespective of the provisions of
Section 242(b)(2) of the DGCL.

                                      ****

IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated Certificate of Incorporation on behalf of the Corporation this 7th day of August, 2003.

                                       By: /s/ Nick Hayes
                                           -------------------------------------
                                           Name: Nick Hayes
                                           Title: Chief Operating Officer and
                                                  Chief Financial Officer

                                    EXHIBIT D

                             STOCKHOLDERS AGREEMENT

                                    EXHIBIT E

                               TRANSACTION WARRANT

                                                     Form of Transaction Warrant

      THIS TRANSACTION WARRANT AND THE SHARES OBTAINABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER ALL APPLICABLE ACTS.

      THE SHARES OBTAINABLE UPON EXERCISE OF THIS TRANSACTION WARRANT SHALL BE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED JULY [ ], 2003 BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, AS IT MAY BE AMENDED FROM TIME TO TIME (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE UPON EXECUTION. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

      No. [TW-1]                                                  July [ ], 2003

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.

                               TRANSACTION WARRANT

      THIS CERTIFIES THAT, for value received, [ ], or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the "Company"), at any time prior to or upon July [ ], 2004, or, in the event such date is a Saturday, Sunday or United States holiday, the next business day (the "Expiration Date"), up to that number of Shares set forth on Schedule I attached hereto and at the relevant Exercise Price (each as defined in Section 1(a) below).

      This warrant is one of a series of Transaction Warrants (each a "Transaction Warrant," and collectively, the "Transaction Warrants") of like tenor which may be issued to each of the holders of Preferred Stock (the "Physiome Preferred Holders") of Physiome Sciences, Inc., a Delaware corporation, and each of the holders of Preferred Stock (the "Predix Preferred Holders") of Predix Pharmaceuticals Ltd. ("Predix Ltd."), an organization formed under the laws of Israel, in connection with: (i) the recapitalization of the Company; and (ii) the purchase by the Company of all of the issued and outstanding capital stock of Predix Ltd., which recapitalization and share purchases are to be effected on or about the date hereof.

      This Transaction Warrant is subject to the following terms and conditions:

      1. Shares; Exercise Price; Additional Shares.

      (a) As used herein, the term "Shares" means: (i) that number of shares of the Company's Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") set forth opposite the Holder's name on
Schedule 1 attached hereto, or (ii) in the event that the Series B Preferred Stock shall have been mandatorily converted in accordance with its terms, and this Transaction Warrant has not been fully exercised, "Shares" shall mean that number of shares of the Company's new post-split Common Stock, par value $0.01 per share (the "Common Stock"), that would be issuable upon conversion of the Series B Preferred Stock that would have been issuable under this Transaction Warrant upon payment of the applicable Exercise Price had such mandatory conversion not occurred, measured at the time of such conversion. The exercise price per Share shall be equal to: (A) $8.00 (the "Initial Exercise Price"); or
(B) if, prior to the Expiration Date, the Company has not received final acceptance by the Food and Drug Administration with respect to the Company's Investigational New Drug Application (or a Clinical Trial Exemption that is substantially the European equivalent thereto), $5.00 (the "Alternative Exercise Price", the Initial Exercise Price or the Alternative Exercise Price, as the case may be, are referred to herein as the "Exercise Price." The number of Shares issuable under this Section 1(a) and the Exercise Price are subject to adjustment from time to time pursuant to Section 4 and Section 5 hereof.

      (b) If a Holder exercises this Transaction Warrant prior to the Expiration Date at the Initial Exercise Price and the exercise price per Share is subsequently adjusted to the Alternative Exercise Price, the Holder shall be entitled to additional Shares calculated in accordance with Section 5 herein.

      2. Exercise; Payment.

      (a) Cash Exercise. The purchase rights represented by this Transaction Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Transaction Warrant (together with a duly executed notice of exercise (the "Notice of Exercise") in the form attached hereto as Exhibit A) at the address of the Company's principal corporate offices set forth in Section 8 hereof, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount may be paid by the Holder by wire transfer or check payable to the order of the Company. The Person in whose name any certificate representing the Shares issuable upon any exercise of this Transaction Warrant shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which such surrender and payment are made. As used herein, the term "Person" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

      (b) Stock Certificates. In the event of any exercise of the rights represented by this Transaction Warrant, as promptly as practicable on or after the date of exercise and in any event within thirty days thereafter, the Company at its expense shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates representing the number of Shares issued upon such exercise. In the event that this Transaction Warrant is exercised in part, as promptly as practicable on or after the date of exercise and in any event within thirty days thereafter, the Company at its sole expense will execute and deliver a new Transaction Warrant of like tenor exercisable for the number of Shares for which this Transaction Warrant may then be exercised.

      (c) Taxes. The issuance of the Shares upon the exercise of this Transaction Warrant, and the delivery of certificates or other instruments representing such Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

      3. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Transaction Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature, except as may be set forth in that certain Stockholders Agreement (the "Stockholders Agreement") of even date herewith by and among the Company and the Company's stockholders named therein, with respect to the issuance thereof. During the period within which the rights represented by this Transaction Warrant may be exercised, the Company shall use its best efforts, including soliciting its stockholders for requisite approval, to at all times have authorized and reserved for issuance a sufficient number of shares of its Series B Preferred Stock, or its Common Stock if the Series B Preferred Stock has been mandatorily converted to Common Stock, to provide for the full exercise of the rights represented by this Transaction Warrant. In connection with any amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to effect the foregoing, the Holder will vote all shares of the Company's capital stock held by such Holder in favor of such amendment. The Company hereby agrees that the issuance of this Transaction Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the proper certificates for Shares upon the full or each partial exercise of this Transaction Warrant and shares of Common Stock issuable upon any conversion of all or any portion of such Shares.

      4. Adjustment of Exercise Price and Number of Shares. The number and class or series of Shares purchasable upon the exercise of this Transaction Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (a) Adjustment for Reclassification, Consolidation or Merger. If while this Transaction Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another Person in which the Company is not the surviving entity, or a reverse merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or
(iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other Person in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Transaction Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of stock or other securities or property that a holder of the Shares deliverable upon exercise of this Transaction Warrant would have been entitled to receive in such reorganization, recapitalization, consolidation, merger, sale or transfer if this Transaction Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. If the per Share consideration payable to the Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Transaction Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Transaction Warrant (including adjustment of the Exercise Price and number of Shares purchasable pursuant to the terms and conditions of this Transaction Warrant) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Transaction Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Transaction Warrant.

      (b) Adjustments for Split, Subdivision or Combination of Shares. If the Company at any time while this Transaction Warrant, or any portion hereof, remains outstanding and unexpired shall split or subdivide any class of securities as to which purchase rights under this Transaction Warrant exist, into a different number of securities of the same class, the number of shares of such class issuable upon exercise of this Transaction Warrant immediately prior to such split or subdivision shall be proportionately adjusted and the Exercise Price for such class of securities shall be proportionately adjusted. If the Company at any time while this Transaction Warrant, or any portion hereof, remains outstanding and unexpired shall combine any class of securities as to which purchase rights under this Transaction Warrant exist, into a different number of securities of the same class, the number of shares of such class issuable upon exercise of this Transaction Warrant immediately prior to such combination shall be proportionately adjusted and the Exercise Price for such class of securities shall be proportionately adjusted.

      (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Transaction Warrant, or any portion hereof, remains outstanding and unexpired, the holders of any class of securities as to which purchase rights under this Transaction Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Transaction Warrant shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon exercise of this Transaction Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the class of security receivable upon exercise of this Transaction Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

      (d) Further Adjustments. In case at any time or from time to time the Company shall take any action that affects the Shares, other than an action described herein, then, unless such action will not have a materially adverse effect upon the rights of the Holder, the number of Shares into which this Transaction Warrant is exercisable shall be adjusted in such a manner and at such time as shall be equitable in the circumstances.

      (e) Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Shares purchasable upon the exercise of this Transaction Warrant, then, and in each such case, the Company, within 30 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Shares purchasable upon the exercise of this Transaction Warrant, setting forth in reasonable detail the method of calculation of each.

      5. Adjustment of Shares. In the event a Holder exercises this Transaction Warrant for Shares prior to the Expiration Date at the Initial Exercise Price and the exercise price per Share is later adjusted to the Alternative Exercise Price pursuant to the terms of Section 1(a)(B) above, such Holder shall be entitled to that number of additional Shares calculated by multiplying the number of Shares originally issued to such Holder by 0.60. As promptly as practicable on or after the date of the Expiration Date, and in any event within thirty days thereafter, the Company at its expense shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates representing such additional number of Shares.

      6. Transfers, etc.

      (a) At any time prior to the Expiration Date, each of the Transaction Warrants issued on the date hereof shall only be transferable to: (i) in the case of Transaction Warrants held by Physiome Preferred Holders, to other Physiome Preferred Holders; (ii) in the case of Transaction Warrants held by Predix Preferred Holders, to other Predix Preferred Holders; and (iii) in the case of Transaction Warrants held by either Physiome Preferred Holders or Predix Preferred Holders that at the date of issuance of this Transaction Warrant were organized as a corporation, partnership or other business entity, for the primary purpose of conducting venture fund financings, to any Affiliate (as defined below) thereof (each transferee pursuant to clause (i), (ii) and (iii) above, shall be referred to as a "Permitted Transferee"); and, provided further, that any such transfer does not increase the total number of holders of Transaction Warrants by more than one (taking into account all prior transfers of any one Transaction Warrant) and will not increase the total number of stockholders of the Company by more than one (taking into account all prior transfers of any one Transaction Warrant). For purposes of this Transaction Warrant, "Affiliate" of a Holder shall mean any of the stockholders, subsidiaries, officers, directors, members or partners of such Holder, and any other corporation, partnership or other business entity which directly or indirectly controls, is controlled by or is under common control with, such Holder.

      (b) Any transfer pursuant to Section 6(a) shall be effected upon surrender of this Transaction Warrant with a properly executed assignment (in the form attached hereto as Exhibit B) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

      7. Right to Purchase Additional Shares.

      (a) In the event a Physiome Preferred Holder (or a Permitted Transferee of such Holder) fails to exercise this Transaction Warrant in full prior to the Expiration Date, the right to purchase the Shares underlying this Transaction Warrant (the "Physiome Remaining Warrant Shares") shall be offered on a pro rata basis to all other Physiome Preferred Holders (the "Physiome Participating Purchasers") who fully exercised their respective Transaction Warrants, subject to the terms and conditions set forth below. Each such Physiome Participating Purchaser's pro rata share shall equal a fraction of the aggregate Physiome Remaining Warrant Shares, the numerator of which is the number of shares of the Company's Common Stock plus the number of shares of the Company's Common Stock issued or issuable upon conversion of the Company's Preferred Stock held by such Physiome Participating Purchaser at the time such offer is made to all other Physiome Preferred Holders, and the denominator of which is the total number of shares of the Company's Common Stock plus the number of shares of the Company's Common Stock issued or issuable upon conversion of the Company's Preferred Stock held by all Physiome Participating Purchasers at the time such offer is made to all other Physiome Preferred Holders. Within five days of the Expiration Date, the Company shall give each Physiome Participating Purchaser written notice (the "Physiome Rights Notice") describing the number of Physiome Remaining Warrant Shares that such Physiome Participating Purchaser has the right to purchase under this Section 7(a), together with the applicable Exercise Price. Each such Physiome Participating Purchaser shall have ten (10) days from delivery of the Physiome Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Physiome Remaining Warrant Shares and (ii) all or any part of the pro rata share of any other Physiome Participating Purchasers to the extent that such Physiome Participating Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Physiome Rights Notice, by giving written notice to the Company setting forth the quantity of Physiome Remaining Warrant Shares to be purchased. If the Physiome Participating Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Physiome Remaining Warrant Shares, such Physiome Remaining Warrant Shares shall be sold to such Physiome Participating Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Physiome Remaining Warrant Shares to be purchased by any such Physiome Participating Purchaser in accordance with this Section 7(a) shall be deemed to be a waiver by such Physiome Participating Purchaser of its right to purchase any portion of its pro rata portion of such Physiome Remaining Warrant Shares. At the end of the period specified in the Physiome Rights Notice, if any Physiome Remaining Warrant Shares remain unallocated (the "Final Physiome Warrant Shares"), such

Final Physiome Warrant Shares shall be offered, in accordance with the terms set forth in Section 7(c) below, to each Predix Participating Purchaser who elects to purchase all or any part of its pro rata share of the Predix Remaining Warrant Shares (the "Predix Final Purchasers").

      (b) In the event a Predix Preferred Holder (or a Permitted Transferee of such Holder) fails to exercise this Transaction Warrant in full prior to the Expiration Date, the right to purchase the Shares underlying this Transaction Warrant (the "Predix Remaining Warrant Shares") shall be offered on a pro rata basis to all other Predix Preferred Holders (the "Predix Participating Purchasers") who fully exercised their respective Transaction Warrants, subject to the terms and conditions set forth below. Each such Predix Participating Purchaser's pro rata share shall equal a fraction of the aggregate Predix Remaining Warrant Shares, the numerator of which is the number of shares of the Company's Common Stock plus the number of shares of the Company's Common Stock issued or issuable upon conversion of the Company's Preferred Stock held by such Predix Participating Purchaser at the time such offer is made to all other Predix Preferred Holders, and the denominator of which is the total number of shares of the Company's Common Stock plus the number of shares of the Company's Common Stock issued or issuable upon conversion of the Company's Preferred Stock held by all Predix Participating Purchasers at the time such offer is made to all other Predix Preferred Holders. Within five days of the Expiration Date, the Company shall give each Predix Participating Purchaser written notice (the "Predix Rights Notice") describing the number of Predix Remaining Warrant Shares that such Predix Participating Purchaser has the right to purchase under this
Section 7(b), together with applicable Exercise Price. Each such Predix Participating Purchaser shall have ten (10) days from delivery of the Predix Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Predix Remaining Warrant Shares and (ii) all or any part of the pro rata share of any other Predix Participating Purchasers to the extent that such Predix Participating Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Predix Rights Notice, by giving written notice to the Company setting forth the quantity of Predix Remaining Warrant Shares to be purchased. If the Predix Participating Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Predix Remaining Warrant Shares, such Predix Remaining Warrant Shares shall be sold to such Predix Participating Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Predix Remaining Warrant Shares to be purchased by any such Predix Participating Purchaser in accordance with this Section 7(b) shall be deemed to be a waiver by such Predix Participating Purchaser of its right to purchase any portion of its pro rata portion of such Predix Remaining Warrant Shares. At the end of the period specified in the Predix Rights Notice, if any Predix Remaining Warrant Shares remain unallocated (the "Final Predix Warrant Shares"), such Final Predix Warrant Shares shall be offered, in accordance with the terms set forth in
Section 7(d) below, to each Physiome Participating Purchaser who elects to purchase all or any part of its pro rata share of the Physiome Remaining Warrant Shares (the "Physiome Final Purchasers").

      (c) At the end of the ten-day period specified in the Physiome Rights Notice, the Company shall give each Predix Final Purchaser written notice (the "Final Predix Rights Notice") describing the number of Final Physiome Warrant Shares that such Predix Final Purchaser has the right to purchase under this
Section 7(c). Each such Predix Final Purchaser shall have ten (10) days from delivery of the Final Predix Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Final Physiome Warrant Shares and (ii) all or any part of the pro rata share of any other Predix Final Purchasers to the extent that such Predix Final Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Final Predix Rights Notice, by giving written notice to the Company setting forth the quantity of Final Physiome Warrant Shares to be purchased. If the Predix Final Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Final Physiome Warrant Shares, such Final Physiome Warrant Shares shall be sold to such Predix Final Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Final Physiome Warrant Shares to be purchased by any such Predix Final Purchaser in accordance with this Section 7(c) shall be deemed to be a waiver by such Predix Final Purchaser of its right to purchase any portion of its pro rata portion of such Final Physiome Warrant Shares. At the end of the period specified in the Final Predix Rights Notice, if any Final Physiome Warrant Shares remain unallocated, the right to purchase such Final Physiome Warrant Shares shall expire.

      (d) At the end of the ten-day period specified in the Predix Rights Notice, the Company shall give each Physiome Final Purchaser written notice (the "Final Physiome Rights Notice") describing the number of Final Predix Warrant Shares that such Physiome Final Purchaser has the right to purchase under this
Section 7(d). Each such Physiome Final Purchaser shall have ten (10) days from delivery of the Final Physiome Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Final Predix Warrant Shares and (ii) all or any part of the pro rata share of any other Physiome Final Purchasers to the extent that such Physiome Final Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Final Physiome Rights Notice, by giving written notice to the Company setting forth the quantity of Final Predix Warrant Shares to be purchased. If the Physiome Final Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Final Predix Warrant Shares, such Final Predix Warrant Shares shall be sold to such Physiome Final Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Final Predix Warrant Shares to be purchased by any such Physiome Final Purchaser in accordance with this Section 7(d) shall be deemed to be a waiver by such Physiome Final Purchaser of its right to purchase any portion of its pro rata portion of such Final Predix Warrant Shares. At the end of the period specified in the Final Physiome Rights Notice, if any Final Predix Warrant Shares remain unallocated, the right to purchase such Final Predix Warrant Shares shall expire.

      (e) The closing of the purchase, if any, of Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining Warrant Shares or Final Predix Warrant Shares, as applicable, by the Holders exercising their rights hereunder shall take place at such location, date and time as the parties shall agree, but not later than August [ ], 2004. At the closing, the Company shall deliver to such Holders certificates representing all of the Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining Warrant Shares or Final Predix Warrant Shares, as applicable. At the closing, such purchasing Holders shall deliver to the Company (i) payment for the Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining Warrant Shares or Final Predix Warrant Shares, as applicable, and (ii) at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the purchasing Holders with respect to federal and state securities laws. The certificates representing the Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining

Warrant Shares or Final Predix Warrant Shares, as applicable, may contain a legend stating that they are issued subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

      8. Notices.

      (a) All notices, requests, consents, and other communications under this Transaction Warrant shall be in writing and shall be deemed delivered (i) seven business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) three business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 150 College Road West, Suite 300, Princeton, New Jersey 08540-6604, Attention: Chief Operating Officer, or at such other address as may have been furnished in writing by the Company to the Holder, with a copy to Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540,
Attention: Richard S. Mattessich, Esq.; or

      If to a Holder, at its address set forth on the signature page hereto, or at such other address as may be furnished in writing by such Holder to the Company.

      (b) Either party may give any notice, request, consent or other communication under this Transaction Warrant using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section.

      9. Legends. Each certificate evidencing the Shares issued upon exercise of this Transaction Warrant, or transfer of such Shares (other than a transfer registered under the Securities Act, or any subsequent transfer of Shares so registered) shall be stamped or imprinted with legends substantially in the following forms:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

      THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, BY AND AMONG THE

      REGISTERED OWNER OF THIS CERTIFICATE, THE COMPANY AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE SECRETARY OF THE COMPANY.

      10. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Company shall pay to such Holder an amount in cash equal to any fractional share to which such Holder would be entitled, multiplied by the Fair Market Value of a Share, as determined in good faith by the Company's Board of Directors. For purposes of this Section 10, the Fair Market Value of one Share shall equal: (a) the average of the closing sale price of the Series B Preferred Stock (or any other security for which this Transaction Warrant is then exercisable) as quoted on the Nasdaq Stock Market or in the Over-The-Counter Market Summary or the closing price quoted on any national securities exchange on which such securities are listed, whichever is applicable, as reported in The Wall Street Journal for the ten trading days immediately prior to the date of determination of Fair Market Value (or, if no sales take place on any such trading day, the average of the closing bid and asked prices on such trading day); or (b) if the Series B Preferred Stock (or any other security for which this Transaction Warrant is then exercisable) is not quoted on the Nasdaq Stock Market or Over-The-Counter or on a national securities exchange, the Fair Market Value of a Share shall be established in good faith by the Company's Board of Directors.

      11. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder as follows:

      (a) This Transaction Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms;

      (b) The Company shall use its best efforts to ensure that the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges of whatever nature, except as may set forth in the Stockholders Agreement; and

      (c) The execution and delivery of this Transaction Warrant are not, and the issuance of the Shares upon exercise of this Transaction Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation, as then in effect, and the Company's by-laws (the "By-Laws"), as then in effect.

      12. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

      (a) This Transaction Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Transaction Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Transaction Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

      (b) The Holder understands that the Transaction Warrant and the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

      (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Transaction Warrant and the Shares purchasable pursuant to the terms of this Transaction Warrant and of protecting its interests in connection therewith.

      (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Transaction Warrant.

      (e) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

      13. Rights of Stockholders. Subject to Section 4 hereof, no Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Transaction Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become issuable, as provided herein.

      14. Expiration of Warrant. Subject to the provisions of Section 7, this Transaction Warrant shall expire and shall no longer be exercisable as of 5:00 p.m., Eastern Time, on July [ ], 2004.

      15. Miscellaneous.

      (a) This Transaction Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

      (b) The headings in this Transaction Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      (c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Transaction Warrant shall survive the execution and delivery of this Transaction Warrant.

      (d) The terms of this Transaction Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Shares issued or issuable upon the exercise hereof.

      (e) This Transaction Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

      (f) The Company shall not, by amendment of its Certificate of Incorporation or By-Laws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Transaction Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

      (g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Transaction Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Transaction Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Transaction Warrant of like date and tenor.

      (h) This Transaction Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Transaction Warrant to be signed by its duly authorized officer.

                                           Predix Pharmaceuticals Holdings, Inc.

                                           By __________________________________
                                              Name:
                                              Title:

Acknowledged and Accepted:

[                     ]

By __________________________
   Name:
   Title:
   Address:

                                   SCHEDULE 1

                              NUMBER OF SHARES OF SERIES B
                              PREFERRED STOCK PURCHASABLE             NUMBER OF SHARES OF SERIES B
                                 UPON EXERCISE OF THIS              PREFERRED STOCK PURCHASABLE UPON
                              TRANSACTION WARRANT AT $8.00        EXERCISE OF THIS TRANSACTION WARRANT
HOLDER                                 PER SHARE                           AT $5.00 PER SHARE
------                        ------------------------------      ---------------------------------------

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

TO:   Predix Pharmaceuticals Holdings, Inc.
           Attention: President

      1. The undersigned hereby elects to purchase _____________________shares of:

            (i) Series B Preferred Stock; or

            (ii) Class A Common Stock, if the Series B Preferred Stock has been mandatorily converted to Class A Common Stock; of Predix Pharmaceuticals Holdings, Inc. pursuant to the terms of this Transaction Warrant, and tenders herewith payment of the purchase price of such shares in full.

      2. Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

                           ___________________________
                                     (Name)

                           ___________________________

                           ___________________________
                                    (Address)

      3. The undersigned hereby represents and warrants that the aforesaid securities are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 12 of the attached Transaction Warrant are true and correct as of the date hereof.

                                                     ___________________________
                                                     (Signature and Date)

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT

                  (To be executed by the Holder if such Holder desires to transfer the Transaction Warrant)

FOR VALUE RECEIVED ____________________________________________ (the
"Transferor") hereby sells, assigns and transfers unto
_____________________________________________________________ (the "Transferee")

                  (Please print name and address of transferee)

this Transaction Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ as its Attorney to transfer the such Transaction Warrant on the books of Predix Pharmaceuticals Holdings, Inc., with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of the Transaction Warrant dated July [ ], 2003 issued by Predix Pharmaceuticals Holdings, Inc., a Delaware corporation, a copy of which has been provided to the Transferee by the Transferor.

Dated:                     Signature ___________________________________________
                                     (Signature must conform in all respects
                                     to name of Holder as specified on the
                                     face of the Transaction Warrant)

                                     ___________________________________________
                                     (Insert Social Security or other
                                     Identifying Number of Holder)

                                    EXHIBIT F

                                 FUNDING WARRANT

                                                         Form of Funding Warrant

      THIS FUNDING WARRANT HAS NOT BEEN AND THE SHARES OBTAINABLE UPON ITS EXERCISE WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER ALL APPLICABLE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE ISSUER IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER ALL APPLICABLE ACTS.

      THE SHARES OBTAINABLE UPON EXERCISE OF THIS FUNDING WARRANT SHALL BE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A STOCKHOLDERS AGREEMENT, DATED JULY [ ], 2003 BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, AS IT MAY BE AMENDED FROM TIME TO TIME (THE "STOCKHOLDERS AGREEMENT"), A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE UPON EXECUTION. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE STOCKHOLDERS AGREEMENT.

No. [FW-1]                                                        July [ ], 2003

                      PREDIX PHARMACEUTICALS HOLDINGS, INC.

                                 FUNDING WARRANT

      THIS CERTIFIES THAT, for value received, [ ], or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from Predix Pharmaceuticals Holdings, Inc., a Delaware corporation (the "Company"), at any time prior to or upon July [ ], 2008, or, in the event such date is a Saturday, Sunday or United States holiday, the next business day (the "Expiration Date"), the Shares at the Exercise Price (each as defined in Section 1(a) below).

      This warrant is one of a series of Funding Warrants (each a "Funding Warrant," and collectively, the "Funding Warrants") of like tenor which may be issued to each of the holders of Preferred Stock (the "Physiome Preferred Holders") of Physiome Sciences, Inc., a Delaware corporation, and each of the holders of Preferred Stock (the "Predix Preferred Holders") of Predix Pharmaceuticals Ltd. ("Predix Ltd."), an organization formed under the laws of Israel, in connection with: (i) the recapitalization of the Company; and (ii) the purchase by the Company of all of the issued and outstanding capital stock of Predix Ltd., which recapitalization and share purchases are to be effected on or about the date hereof.

      This Funding Warrant is subject to the following terms and conditions:

      1. Shares; Exercise Price; Cancellation.

      (a) As used herein, the term "Shares" means that number of shares (or other applicable denomination) of Subsequent Financing Securities issued in a Subsequent Financing (each as defined in Section 1(b) below) equal to the Holder's Pro Rata Share (as defined in Section 1(c) below) of such Subsequent Financing Securities at the per share (or other applicable denomination) price at which such Subsequent Financing Securities are first sold (the "Exercise Price").

      (b) As used herein, the term "Subsequent Financing" means the consummation of a sale by the Company after the date hereof of capital stock of the Company to a third party investor, or of securities convertible into or exchangeable for such capital stock, or any options, warrants or rights to purchase such capital stock or securities (collectively, "Subsequent Financing Securities") (excluding: (i) issuances of shares of capital stock of the Company upon exercise of any options, warrants or rights to purchase such capital stock that are outstanding on the date hereof or upon conversion of any securities convertible into or exchangeable for shares of such capital stock that are outstanding on the date hereof; (ii) the issuance and exercise of Transaction Warrants and Funding Warrants issued to Physiome Preferred Holders and Predix Preferred Holders on the date hereof (and the issuance of any shares upon conversion of any shares issued upon exercise of such Transaction Warrants and Funding Warrants); (iii) shares of capital stock issuable or issued to employees, consultants, officers or directors of the Company either directly or pursuant to a stock option plan or other incentive plan approved by the Board of Directors of the Company, where such issuance is approved by the Board of Directors of the Company or a committee designated by the Board of Directors; and (iv) shares of capital stock issuable or issued (A) to equipment lessors or equipment vendors in connection with any equipment lease financing by the Company, (B) in connection with a strategic commercial transaction (i.e., with a primary purpose other than that of providing financing), licensing transaction or any debt financing with a financial institution or other strategic financing, as determined by the Board of Directors of the Company, or (C) in connection with a business acquisition of or by the Company, whether by merger, consolidation, purchase of assets, purchase or exchange of stock with a primary purpose other than that of providing financing).

      (c) For purposes of this Section 1, "Pro Rata Share" shall equal a fraction of the aggregate Subsequent Financing Securities to be issued to a third party or parties in each Subsequent Financing, the numerator of which is the number of shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), issuable upon conversion of the Company's Preferred Stock held by such Holder on July [ ], 2003, and the denominator of which is the total number of shares of the Company's Common Stock issuable upon conversion of then outstanding shares of the Company's Preferred Stock on such date. For purposes of clarification, the aggregate Subsequent Financing Securities issued to holders of Funding Warrants shall be issued in addition to those Subsequent Financing Securities issued to third party investors. For example, if the Company plans to effect a Subsequent Financing pursuant to which $5.0 million of Subsequent Financing Securities shall be issued to third party investors and the Pro Rata Share of all holders of Funding Warrants exercising such Warrants equals $2.5 million, the aggregate value of Subsequent Financing Securities issued in such Subsequent Financing shall equal $7.5 million.

      (d) In the event a Holder (or a Permitted Transferee of such Holder (as defined in Section 3(a) below)) fails to exercise this Funding Warrant in full in connection with any Subsequent Financing prior to the Expiration Date, the right to purchase Shares underlying this Funding Warrant in connection with such a Subsequent Financing shall be offered in accordance with Section 4 herein, and thereafter, this Funding Warrant shall be immediately cancelled and shall not be exercisable in any Subsequent Financings.

      2. Exercise; Payment. In the event the Company intends to effect a Subsequent Financing, it shall provide each Holder with written notice (the "Subsequent Financing Notice"), which notice shall describe the general terms of the Subsequent Financing. Each Holder shall have ten (10) days from the date of delivery of the Subsequent Financing Notice to exercise its purchase rights hereunder. The purchase rights represented by this Funding Warrant may be exercised by the Holder or a Permitted Transferee, in whole or in part, by delivery of a duly executed notice of exercise (the "Notice of Exercise") in the form attached hereto as Exhibit A, at the address of the Company's principal corporate offices set forth in Section 5 hereof, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of the Shares being purchased, which amount shall be paid at the closing of each Subsequent Financing, at the election of the Holder, by wire transfer or check payable to the order of the Company. The Person in whose name any certificate representing the Shares issuable upon any exercise of this Funding Warrant shall be deemed to have become the holder of record of, and shall be treated for all purposes as the record holder of, the Shares represented thereby (and such Shares shall be deemed to have been issued) on the date or dates of such closing and upon which such delivery and payment are made. As used herein, the term "Person" means any individual or any corporation, partnership, trust, limited liability company or other entity or organization of any kind.

      3. Transfers, etc.

      (a) At any time prior to the Expiration Date, each of the Funding Warrants issued on the date hereof shall only be transferable to: (i) in the case of Funding Warrants held by Physiome Preferred Holders, to other Physiome Preferred Holders; (ii) in the case of Funding Warrants held by Predix Preferred Holders to other Predix Preferred Holders; and (iii) in the case of Funding Warrants held by either Physiome Preferred Holders or Predix Preferred Holders that at the date of issuance of this Funding Warrant were organized as a corporation, partnership or other business entity, for the primary purpose of conducting venture fund financings, to any Affiliate (as defined below) thereof (each transferee pursuant to clause (i), (ii) and (iii) above, shall be referred to as a "Permitted Transferee"); and, provided further, that any such transfer does not increase the total number of holders of Funding Warrants by more than one (taking into account all prior transfers of any one Funding Warrant) and will not increase the total number of stockholders of the Company by more than one (taking into account all prior transfers of any one Funding Warrant). For purposes of this Funding Warrant, "Affiliate" of a Holder shall mean any of the stockholders, subsidiaries, officers, directors, members or partners of such Holder, and any other corporation, partnership or other business entity which directly or indirectly controls, is controlled by or is under common control with, such Holder.

      (b) Any transfer pursuant to Section 3(a) shall be effected upon surrender of this Funding Warrant with a properly executed assignment (in the form attached hereto as Exhibit B) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).

      4. Right to Purchase Additional Shares.

      (a) In the event a Physiome Preferred Holder (or a Permitted Transferee of such Holder) fails to exercise this Funding Warrant in full in connection with each Subsequent Financing prior to the Expiration Date (in addition to the cancellation of the Holder's future rights under this Transaction Warrant set forth in Section 1(d)), the right to purchase the Shares underlying this Funding Warrant (the "Physiome Remaining Warrant Shares") shall be offered on a pro rata basis to all other Physiome Preferred Holders (the "Physiome Participating Purchasers") who fully exercised their respective Funding Warrants, subject to the terms and conditions set forth below. Each such Physiome Participating Purchaser's pro rata share shall equal a fraction of the aggregate Physiome Remaining Warrant Shares, the numerator of which is the number of shares of the Company's Common Stock issuable upon conversion of the Company's Preferred Stock held by such Physiome Participating Purchaser, and the denominator of which is the total number of shares of the Company's Common Stock issuable upon conversion of the Company's Preferred Stock held by all Physiome Participating Purchasers. The Company shall give each Physiome Participating Purchaser written notice (the "Physiome Rights Notice") describing the number of Physiome Remaining Warrant Shares that such Physiome Participating Purchaser has the right to purchase under this Section 4(a), together with the applicable Exercise Price. Each such Physiome Participating Purchaser shall have ten (10) days from delivery of the Physiome Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Physiome Remaining Warrant Shares and (ii) all or any part of the pro rata share of any other Physiome Participating Purchasers to the extent that such Physiome Participating Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Physiome Rights Notice, by giving written notice to the Company setting forth the quantity of Physiome Remaining Warrant Shares to be purchased. If the Physiome Participating Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Physiome Remaining Warrant Shares, such Physiome Remaining Warrant Shares shall be sold to such Physiome Participating Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Physiome Remaining Warrant Shares to be purchased by any such Physiome Participating Purchaser in accordance with this Section 4(a) shall be deemed to be a waiver by such Physiome Participating Purchaser of its right to purchase any portion of its pro rata portion of such Physiome Remaining Warrant Shares. At the end of the period specified in the Physiome Rights Notice, if any Physiome Remaining Warrant Shares remain unallocated (the "Final Physiome Warrant Shares"), such Final Physiome Warrant Shares shall be offered, in accordance with the terms set forth in Section 4(c) below, to each Predix Participating Purchaser who has elected to purchase all or any part of its pro rata share of the Predix Remaining Warrant Shares (the "Predix Final Purchasers").

      (b) In the event a Predix Preferred Holder (or a Permitted Transferee of such Holder) fails to exercise this Funding Warrant in full in connection with each Subsequent Financing prior to the Expiration Date (in addition to the cancellation of the Holder's future rights under this Transaction Warrant set forth in Section 1(d)), the right to purchase the Shares underlying this Funding Warrant (the "Predix Remaining Warrant Shares") shall be offered on a pro rata basis to all other Predix Preferred Holders (the "Predix Participating Purchasers") who fully exercised their respective Funding Warrants, subject to the terms and conditions set forth below. Each such Predix Participating Purchaser's pro rata share shall equal a fraction of the aggregate Predix Remaining Warrant Shares, the numerator of which is the number of shares of the Company's Common Stock plus the number of shares of the Company's Common Stock issued or issuable upon conversion of the Company's Preferred Stock held by such Predix Participating Purchaser, and the denominator of which is the total number of shares of the Company's Common Stock plus the number of shares of the Company's Common Stock issued or issuable upon conversion of the Company's Preferred Stock held by all Predix Participating Purchasers. The Company shall give each Predix Participating Purchaser written notice (the "Predix Rights Notice") describing the number of Predix Remaining Warrant Shares that such Predix Participating Purchaser has the right to purchase under this Section 4(b), together with applicable Exercise Price. Each such Predix Participating Purchaser shall have ten (10) days from delivery of the Predix Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Predix Remaining Warrant Shares and (ii) all or any part of the pro rata share of any other Predix Participating Purchasers to the extent that such Predix Participating Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Predix Rights Notice, by giving written notice to the Company setting forth the quantity of Predix Remaining Warrant Shares to be purchased. If the Predix Participating Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Predix Remaining Warrant Shares, such Predix Remaining Warrant Shares shall be sold to such Predix Participating Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Predix Remaining Warrant Shares to be purchased by any such Predix Participating Purchaser in accordance with this
Section 4(b) shall be deemed to be a waiver by such Predix Participating Purchaser of its right to purchase any portion of its pro rata portion of such Predix Remaining Warrant Shares. At the end of the period specified in the Predix Rights Notice, if any Predix Remaining Warrant Shares remain unallocated (the "Final Predix Warrant Shares"), such Final Predix Warrant Shares shall be offered, in accordance with the terms set forth in Section 4(d) below, to each Physiome Participating Purchaser who has elected to purchase all or any part of its pro rata share of the Physiome Remaining Warrant Shares (the "Physiome Final Purchasers").

      (c) At the end of the ten-day period specified in the Physiome Rights Notice, the Company shall give each Predix Final Purchaser written notice (the "Final Predix Rights Notice") describing the number of Final Physiome Warrant Shares that such Predix Final Purchaser has the right to purchase under this
Section 4(c). Each such Predix Final Purchaser shall have ten (10) days from delivery of the Final Predix Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Final Physiome Warrant Shares and (ii) all or any part of the pro rata share of any other Predix Final Purchasers to the extent that such Predix Final

Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Final Predix Rights Notice, by giving written notice to the Company setting forth the quantity of Final Physiome Warrant Shares to be purchased. If the Predix Final Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Final Physiome Warrant Shares, such Final Physiome Warrant Shares shall be sold to such Predix Final Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Final Physiome Warrant Shares to be purchased by any such Predix Final Purchaser in accordance with this Section 4(c) shall be deemed to be a waiver by such Predix Final Purchaser of its right to purchase any portion of its pro rata portion of such Final Physiome Warrant Shares. At the end of the period specified in the Final Predix Rights Notice, if any Final Physiome Warrant Shares remain unallocated, the right to purchase such Final Physiome Warrant Shares shall expire.

      (d) At the end of the ten-day period specified in the Predix Rights Notice, the Company shall give each Physiome Final Purchaser written notice (the "Final Physiome Rights Notice") describing the number of Final Predix Warrant Shares that such Physiome Final Purchaser has the right to purchase under this
Section 4(d). Each such Physiome Final Purchaser shall have ten (10) days from delivery of the Final Physiome Rights Notice to agree to purchase (i) all or any part of its pro rata share of such Final Predix Warrant Shares and (ii) all or any part of the pro rata share of any other Physiome Final Purchasers to the extent that such Physiome Final Purchasers do not elect to purchase their full pro rata share, upon the general terms specified in the Final Physiome Rights Notice, by giving written notice to the Company setting forth the quantity of Final Predix Warrant Shares to be purchased. If the Physiome Final Purchasers who elect to purchase their full pro rata share also elect to purchase in the aggregate more than 100% of the Final Predix Warrant Shares, such Final Predix Warrant Shares shall be sold to such Physiome Final Purchasers in accordance with their respective pro rata share. A failure to provide the Company with written notice setting forth the quantity of Final Predix Warrant Shares to be purchased by any such Physiome Final Purchaser in accordance with this Section 4(d) shall be deemed to be a waiver by such Physiome Final Purchaser of its right to purchase any portion of its pro rata portion of such Final Predix Warrant Shares. At the end of the period specified in the Final Physiome Rights Notice, if any Final Predix Warrant Shares remain unallocated, the right to purchase such Final Predix Warrant Shares shall expire.

      (e) The closing of the purchase, if any, of Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining Warrant Shares or Final Predix Warrant Shares, as applicable, by the Holders exercising their rights hereunder shall take place at the closing of the applicable Subsequent Financing. At the closing, the Company shall deliver to such Holders certificates representing all of the Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining Warrant Shares or Final Predix Warrant Shares, as applicable. At the closing, such purchasing Holders shall deliver to the Company (i) payment for the Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining Warrant Shares or Final Predix Warrant Shares, as applicable, and (ii) at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the purchasing Holders with respect to federal and state securities laws. The certificates representing the Physiome Remaining Warrant Shares, Final Physiome Warrant Shares, Predix Remaining Warrant Shares or Final Predix Warrant Shares, as applicable, may contain a legend stating that they are issued subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

      5. Notices.

      (a) All notices, requests, consents, and other communications under this Funding Warrant shall be in writing and shall be deemed delivered (i) seven business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) three business days after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at 150 College Road West, Suite 300, Princeton, New Jersey 08540-6604, Attention: Chief Operating Officer, or at such other address as may have been furnished in writing by the Company to the Holder, with a copy to Hale and Dorr LLP, 650 College Road East, Princeton, New Jersey 08540,
Attention: Richard S. Mattessich, Esq.; or

      If to a Holder, at its address set forth on the signature page hereto, or at such other address as may be furnished in writing by such Holder to the Company with a copy, in the case of the Predix Preferred Holders, to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention : John R. Pomerance, Esq.

      (b) Either party may give any notice, request, consent or other communication under this Funding Warrant using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Either party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other party notice in the manner set forth in this Section.

      6. Legends. Each certificate evidencing the Shares issued upon exercise of this Funding Warrant, or transfer of such Shares (other than a transfer registered under the Securities Act, or any subsequent transfer of Shares so registered) shall be stamped or imprinted with a legend substantially in the following form:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

      7. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder. Instead, the Holder shall be permitted to exercise this Funding Warrant for that number of Shares rounded to the nearest whole Share.

      8. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

      (a) This Funding Warrant is being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. Upon exercise of this Funding Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Shares issuable upon exercise of this Funding Warrant are being acquired for investment and not with a view toward distribution or resale that would violate the Securities Act.

      (b) The Holder understands that the Funding Warrant has not been and the Shares will not be registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration.

      (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Funding Warrant and the Shares purchasable pursuant to the terms of this Funding Warrant and of protecting its interests in connection therewith.

      (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Funding Warrant.

      (e) The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

      9. Rights of Stockholders. No Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Funding Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become issuable, as provided herein.

      10. Expiration of Warrant. Subject to the provisions of Section 1(d) and
Section 4, this Funding Warrant shall expire and shall no longer be exercisable
as of 5:00 p.m., Eastern Time, on July [   ], 2008.

      11. Miscellaneous.

      (a) This Funding Warrant shall be governed by and construed for all purposes under and in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

      (b) The headings in this Funding Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      (c) The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Funding Warrant shall survive the execution and delivery of this Funding Warrant.

      (d) The terms of this Funding Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Shares issued or issuable upon the exercise hereof.

      (e) This Funding Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

      (f) The Company shall not, by amendment of its certificate of incorporation or by-laws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Funding Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

      (g) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Funding Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Funding Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Funding Warrant of like date and tenor.

      (h) This Funding Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Funding Warrant to be signed by its duly authorized officer.

                                           Predix Pharmaceuticals Holdings, Inc.

                                           By __________________________________
                                               Name:
                                               Title:

Acknowledged and Accepted:

[            ]

By ________________________________________
     Name:

     Title:

     Address:

                                                                       EXHIBIT A

                               NOTICE OF EXERCISE

      TO:  Predix Pharmaceuticals Holdings, Inc.
           Attention: President

      1. The undersigned hereby elects to purchase _______________Subsequent Financing Securities of Predix Pharmaceuticals Holdings, Inc. pursuant to the terms of this Funding Warrant, and tenders herewith payment of the purchase price of such shares in full.

      2. Please issue a certificate or certificates representing said securities in the name of the undersigned or in such other name as is specified below:

                        _________________________________
                                     (Name)

                        _________________________________

                        _________________________________
                                    (Address)

      3. The undersigned hereby represents and warrants that the aforesaid securities are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 8 of the attached Funding Warrant are true and correct as of the date hereof.

                                               _________________________________
                                               (Signature and Date)

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT

                  (To be executed by the Holder if such Holder
                    desires to transfer the Funding Warrant)

      FOR VALUE RECEIVED ____________________ (the "Transferor") hereby sells, assigns and transfers unto _______________________________(the "Transferee")

                  (Please print name and address of transferee)

this Funding Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint as its Attorney to transfer the such Funding Warrant on the books of Predix Pharmaceuticals Holdings, Inc., with full power of substitution. The Transferor has provided a written instrument to the Company notifying the Company of such transfer and pursuant to which the Transferee hereunder has agreed in writing to be bound by the terms of the Funding Warrant dated July [ ], 2003 issued by Predix Pharmaceuticals Holdings, Inc., a Delaware corporation, a copy of which has been provided to the Transferee by the Transferor.

Dated:                   Signature _____________________________________________
                         (Signature must conform in all respects to name of Holder as specified on the face of the Funding Warrant)

                         _______________________________________________________
                         (Insert Social Security or other Identifying Number of Holder)